UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
☒ Filed by the Registrant ☐ Filed by a Party other than the Registrant
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
CENTURY THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY COPY SUBJECT TO COMPLETION DATED APRIL 16, 2024
In accordance with Rule 14a-6(d) under Regulation 14A, please be advised that Century Therapeutics, Inc.
intends to release definitive copies of this Proxy Statement to security holders on or about April 25, 2024.
25 North 38th Street, 11th Floor
Philadelphia, Pennsylvania 19104
2024 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 20, 2024
April 25, 2024
Dear Stockholder:
We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Century Therapeutics, Inc., or the Annual Meeting, which will be held at 9:00 a.m., Eastern Time, on Thursday, June 20, 2024. The Annual Meeting will be held in virtual meeting format only. You will not be able to attend the Annual Meeting physically. We believe that the virtual meeting format enables stockholders to attend and participate from any location around the world at no cost, provides for cost savings to Century Therapeutics, Inc. and reduces the environmental impact of our Annual Meeting. The Annual Meeting can be accessed via the Internet at https://web.lumiconnect.com/265375813, using the password century2024.
Details regarding the business to be conducted at the Annual Meeting are more fully described in the accompanying Notice of 2024 Annual Meeting of Stockholders, or the Notice, and 2024 Annual Meeting Proxy Statement, or the Proxy Statement. Other than the proposals described in the Proxy Statement, our Board of Directors is not aware of any other matters to be presented for a vote at the Annual Meeting. We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow companies to furnish their proxy materials over the Internet.
Your vote is important. Whether or not you plan to virtually attend the Annual Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented. Information about voting methods is set forth in the accompanying Notice and Proxy Statement.
If you have any questions with respect to voting, please call our Senior Vice President, Finance and Operations, Douglas Carr, at (267) 817-5790.
Sincerely,
Joseph Jimenez Chairman of the Board of Directors	Brent Pfeiffenberger, Pharm.D. President and Chief Executive Officer
THIS PROXY STATEMENT AND ENCLOSED PROXY CARD ARE
FIRST BEING MADE AVAILABLE ON OR ABOUT APRIL 25, 2024.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 20, 2024
Dear Stockholders:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Century Therapeutics, Inc., or the Annual Meeting, will be held on Thursday, June 20, 2024, at 9:00 a.m. Eastern Time. The Annual Meeting will be held in a virtual meeting format only. We are holding the meeting for the purpose of considering and acting upon:
1.
The election of the three director nominees that are set forth in the attached 2024 Annual Meeting Proxy Statement, or the Proxy Statement, to serve as Class III directors, whose term will expire in 2027;

2.
The ratification of the appointment of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the 2024 fiscal year;

3.
The approval of an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers of the Company as permitted by recent amendments to Delaware law;

4.
To approve adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the immediately preceding proposal; and

5.
Any other matters that may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of 2024 Annual Meeting of Stockholders, or the Notice.
MEETING INFORMATION
Date:	June 20, 2024
Time:	9:00 a.m., Eastern Time
Website Address:	The meeting can be accessed by visiting https://web.lumiconnect.com/265375813 (password: century2024), where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.
Record Date:	You can vote if you were a stockholder of record on April 24, 2024.
Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.
By Order of the Board of Directors,
Douglas Carr
Senior Vice President, Finance and Operations, and Secretary
April 25, 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 20, 2024. This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 25, 2024. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available to holders of our common stock at www.astproxyportal.com/ast/24419. If you would like to receive, without charge, a paper copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements, please send your request to Corporate Secretary, Century Therapeutics, Inc., 25 North 38th Street, 11th Floor, Philadelphia, PA 19104.

SUMMARY INFORMATION
This summary highlights information contained elsewhere in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, or the 2023 Annual Report. This summary does not contain all of the information you should consider and we encourage you to read this Proxy Statement and the 2023 Annual Report carefully before voting.
2024 Annual Meeting of Stockholders
TIME AND DATE	RECORD DATE	WEBSITE ADDRESS
Thursday, June 20, 2024 9:00 a.m., Eastern Time	April 24, 2024
The meeting can be accessed by visiting
https://web.lumiconnect.com/265375813 (password: century2024), where you will be able to listen to the meeting live, submit questions and vote online. There will be no physical location for stockholders to attend.

Summary of Stockholder Voting Matters
VOTING MATTERS	FOR MORE INFORMATION	BOARD OF DIRECTORS RECOMMENDATION
PROPOSAL 1: Election of Class III Directors for a Three-Year Term Expiring in 2027	Page 42	✓ FOR Each Nominee
Kimberly Blackwell, M.D., Joseph Jimenez, and Brent Pfeiffenberger, Pharm.D.
PROPOSAL 2: Ratification of Appointment of EY as our Independent Registered Public Accounting Firm for 2024	Page 43	✓ FOR
PROPOSAL 3: Approval of an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law	Page 44	✓ FOR
Proposal 4: Approval of adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the immediately preceding proposal	Page 47	✓ FOR
Our Director Nominees
You are being asked to vote on the election of Kimberly Blackwell, M.D., Joseph Jimenez and Brent Pfeiffenberger, Pharm.D. as Class III directors, each to serve for a three-year term expiring at our 2027 Annual Meeting of Stockholders. The number of members of our Board of Directors, or the Board, is currently set at eight members and is divided into three classes, each of which has a three-year term. Class I consists of two directors, Class II consists of three directors and Class III consists of three directors.
The term of office of our Class III directors expires at the Annual Meeting. We are nominating Kimberly Blackwell, M.D., Joseph Jimenez and Brent Pfeiffenberger, Pharm.D. for election at our Annual Meeting to serve until the 2027 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes properly cast by our stockholders at the Annual Meeting. The three nominees receiving the most FOR votes (among votes properly cast online at the meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Kimberly Blackwell, M.D., Joseph Jimenez and Brent Pfeiffenberger, Pharm.D. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | i

SUMMARY INFORMATION
NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	COMMITTEE MEMBERSHIPS
					AC	CC	NCGC
Kimberly Blackwell, M.D.	55	2021	Chief Medical Officer and Senior Vice President, Clinical Oncology Development at Tempus Labs, Inc.	Yes	M		M
Joseph Jimenez	64	2019	Managing Director, Aditum Bio	Yes		M	C
Brent Pfeiffenberger, Pharm.D.	46	2024	Chief Executive Officer, Century Therapeutics, Inc.	No
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member
CORPORATE GOVERNANCE HIGHLIGHTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:
GOVERNANCE ITEMS
Size of Board (set by the Board)	8
Number of Independent Directors	7
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, gender, experience and skills	Yes
RECENT CORPORATE HIGHLIGHTS
•
In November 2023, we announced a new worldwide license agreement and expansion of existing licenses with FUJIFILM Cellular Dynamics Inc., or FCDI, for the development and commercialization of cell therapies derived from iPSCs for the treatment of autoimmune and inflammatory diseases, including type 1 diabetes, multiple sclerosis, lupus, or SLE, and rheumatoid arthritis.

•
In December 2023, we appointed Brent Pfeiffenberger, Pharm.D. to serve as our President and Chief Executive Officer.

•
In December 2023, we received FDA clearance for the Investigational New Drug, or IND, application of CNTY-101 in patients with moderate to severe SLE who have failed at least two standard immunosuppressive therapies. This represents the second IND clearance for CNTY-101 and the first in an autoimmune and inflammatory disease indication.

•
In April 2024, we presented preclinical data from our iPSC-derived cell therapy platform in six posters at the 2024 American Association for Cancer Research Annual Meeting in San Diego, California.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | ii

SUMMARY INFORMATION
•
In April 2024, we acquired Clade Therapeutics to further strengthen our pipeline with additional programs and platform technology that incorporate complementary, novel and differentiated advances in iPSC engineering. The aggregate purchase price of the acquisition was approximately $35 million upfront, comprised of $15 million in cash and approximately 4,535,333 shares of common stock.

•
In April 2024, we completed a $60 million private placement where we issued 15,873,011 shares of common stock to certain institutional investors at a price per share of $3.78.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | iii

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | iv

EXECUTIVE COMPENSATION	24
SUMMARY COMPENSATION TABLE	24
PLEDGING AND HEDGING POLICIES	27
COMPENSATION RECOVERY POLICY	27
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	27
EMPLOYMENT AGREEMENTS	28
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	32
EQUITY COMPENSATION PLAN INFORMATION	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
ITEMS TO BE VOTED ON	38
PROPOSAL 1: ELECTION OF CLASS III DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2027	38
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024	39
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW	40
PROPOSAL 4: ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO APPROVE THE IMMEDIATELY PRECEDING PROCPSAL.	42
OTHER INFORMATION	43
OTHER MATTERS	43
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING	43
STOCKHOLDER COMMUNICATIONS TO THE BOARD	43
AVAILABILITY OF MATERIALS	44
PROXY STATEMENT
This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Century Therapeutics, Inc. in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Thursday, June 20, 2024, at 9:00 a.m., Eastern Time, via the Internet at https://web.lumiconnect.com/265375813, using the password century2024.
This Proxy Statement and the enclosed proxy card are first being furnished to our stockholders on or about April 25, 2024. The Notice of Internet Availability of Proxy Materials being mailed to the stockholders is not part of the Proxy Statement.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | v

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION
Our Board is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.
This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 25, 2024. This Proxy Statement and our 2023 Annual Report are available to holders of our common stock at www.astproxyportal.com/ast/24419. If you would like to receive, without charge, a paper copy of our 2023 Annual Report, including the financial statements, please send your request to Corporate Secretary, Century Therapeutics, Inc., 25 North 38th Street, 11th Floor, Philadelphia, PA 19104.
STOCKHOLDERS ENTITLED TO VOTE
All stockholders of record of our common stock at the close of business on April 24, 2024, or the Record Date, are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date,        shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.
VOTING METHODS
You may cast your vote in any of the following ways:
HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
•
Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted. You may not revoke or change your vote over the Internet or by telephone after 11:59 p.m., Eastern Time, on June 19, 2024.

•
Sign a new proxy card and submit it by mail, which must be received no later than June 19, 2024. Only your latest dated proxy card will be counted.

•
Give our Secretary written notice before or during the meeting that you want to revoke your proxy.

•
Virtually attend the Annual Meeting at https://web.lumiconnect.com/265375813, using the password century2024,

•
Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.
Deadline for Voting. The deadline for voting by telephone or Internet, other than by virtually attending the Annual Meeting, is 11:59 p.m. Eastern Time on June 19, 2024. If you are a registered stockholder and virtually attend the
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING
Annual Meeting, you may deliver your vote online during the Annual Meeting. “Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how votes withheld, broker non-votes and abstentions are treated with respect to our proposals:
VOTING MATTERS	VOTES REQUIRED	TREATMENT OF ABSTENTIONS AND BROKER NON-VOTES	BROKER DISCRETIONARY VOTING
PROPOSAL 1: Election of Class III Directors for a Three-Year Term Expiring in 2027	Plurality of the votes properly cast	Abstentions and broker non-votes will have no effect on the outcome of the proposal	No
PROPOSAL 2: Ratification of Appointment of EY as our Independent Registered Public Accounting Firm for 2024	Majority of the votes properly cast	Abstentions and broker non-votes will have no effect on the outcome of the proposal	Yes

PROPOSAL 3: Approval of an amendment to our Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law
	Majority of shares of capital stock issued and outstanding and entitled to vote	Abstentions and broker non-votes will have the effect of voting against the proposal	No
PROPOSAL 4: Approval of adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the immediately preceding proposal	Majority of the votes properly cast	Abstentions and broker non-votes will have no effect on the outcome of the proposal	Yes
QUORUM
We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the Annual Meeting, either attending the meeting virtually or represented by proxy, of the holders of shares of capital stock representing a majority of the voting power of all outstanding shares of capital stock entitled to vote. For the purpose of establishing a quorum, votes withheld, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes count toward the quorum. If there is no quorum, the holders of shares of capital stock representing a majority of the voting power virtually attending the Annual Meeting or represented by proxy or the presiding officer of the meeting may adjourn the Annual Meeting to another date.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 2

GENERAL INFORMATION ABOUT THE MEETING
PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 3

BOARD OF DIRECTORS
Our Board has nominated Kimberly Blackwell, M.D., Joseph Jimenez and Brent Pfeiffenberger, Pharm.D. for election as Class III directors at our Annual Meeting to hold office until our 2027 Annual Meeting of Stockholders.
Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for our day-to-day operations. Our Board acts as an advisor and counselor to senior management and oversees their performance.
Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Kimberly Blackwell, M.D., Joseph Jimenez and Brent Pfeiffenberger, Pharm.D., current Class III directors, have been nominated by our Board for election at the Annual Meeting for three-year terms that will expire at the 2027 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
BOARD STRUCTURE AND COMPOSITION
The Nominating and Corporate Governance Committee is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. The Nominating and Corporate Governance Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.
Our Second Amended and Restated Bylaws, or Bylaws, provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at eight members. Our Board is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.
CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
GENERAL CRITERIA

Proven integrity

Capability to fairly and equally act in the best interest of our stockholders

Prior or current leadership experience, including within the biotechnology and biopharmaceutical spheres

Broad experience, diverse perspectives, and the ability to exercise sound judgment, and a judicious and critical temperament that will enable objective appraisal of management’s plans and programs

Willingness and ability to devote sufficient time to Board responsibilities

Diversity with respect to gender, age, race, ethnicity, background, professional experience and perspectives

The Nominating and Corporate Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, and evaluates the experience and skills that would be valuable in new Board members.
SELECTION OF CANDIDATES
Director Skill Set Considerations; Use of Skills Matrix
To assist with determining the needs of the Board, the Nominating and Corporate Governance Committee utilizes a skills matrix for the purpose of recruiting and selecting Board candidates. The expertise and experience included
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 4

BOARD OF DIRECTORS
in the skills matrix are tied to our strategic goals, and the intent of the skills matrix is to ensure that the directors collectively possess qualities that facilitate effective oversight of our strategic plans. While the matrix is useful for determining the collective skills of the Board as a whole, it is not a comparative measure of the value of each individual director; a director with more focused experience could nonetheless contribute broadly and effectively. The Nominating and Corporate Governance Committee also considers a wide range of additional factors including other positions the director or candidate holds, including other boards of directors on which he or she serves, and the independence of each director and candidate, to ensure that a substantial majority of the Board is independent. The matrix below displays the current Board’s balance.
Director Skills Matrix
Potential Director Candidates
On an ongoing basis, the Nominating and Corporate Governance Committee considers potential director candidates identified on its own initiative, as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join the Board). Stockholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described in “Stockholder Communications to the Board.” Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as the Board’s nominees.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 5

BOARD OF DIRECTORS
BOARD DIVERSITY
Board diversity and inclusion is critical to the our success. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting our evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board.
CURRENT DIVERSITY BREAKDOWN

As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view. The listing requirements of the Nasdaq Stock Market LLC, or Nasdaq, require each listed company to have, or explain why it does not have, two diverse directors on the board, including at least one diverse director who self-identifies as female and at least one diverse director who self-identifies as an underrepresented minority or LGBTQ+, or for smaller reporting companies, two female directors. Our current board composition is in compliance with this requirement. We are particularly proud of the diversity on our Board, which includes three Board members who self-identify as diverse, including our Chairman of the Board, Chair of the Nominating and Corporate Governance Committee and Chair of the Audit Committee.
The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each term used above and in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).
Board Diversity Matrix (As of April 25, 2024)
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	1	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	—	—	—
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 6

BOARD OF DIRECTORS
BOARD OVERSIGHT OF COMPANY CULTURE AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
Our Board is committed to fostering a strong culture of compliance and ethical conduct and has structured its committees and their activities to support its commitment. Our Board supports management’s promotion of a corporate culture of integrity, ethical behavior and compliance with laws and regulations and for ensuring that our culture and strategy are aligned. Our Board expects all directors, as well as officers and employees, to conduct themselves in a manner consistent with our Code of Business Conduct and Ethics, or the Code of Conduct, and our values. Our Board believes that a strong culture of integrity, ethics and compliance is fundamental to the conduct of our business, and is necessary for effective risk management, maintaining investor trust, and successful corporate governance.
We understand corporate responsibility is essential for good governance because it strengthens the accountability of our Board and management team. We view Environmental, Social and Governance, or ESG, initiatives as long-term value drivers for the Company and our stockholders. Our focus on and commitment to ESG is tied to our belief that achieving and sustaining business excellence goes hand-in-hand with strong corporate leadership and stewardship. Our Board is primarily responsible for overseeing our corporate strategy, which includes the oversight of ESG matters that impact our business and related risks. Though our current ESG initiatives are broad, we continue to focus on our people, culture and strong corporate governance. We are committed to advancing a series of new ESG initiatives and performance targets, which will evolve over time.
The following is a summary of our current ESG policies and practices:
•
Separate Chairperson of the Board and Chief Executive Officer: The offices of Chief Executive Officer and Chairperson of the Board are separated, which reinforces the independence of the Board from management and creates an environment that encourages objective oversight of management’s performance, which we believe enhances the effectiveness of our Board as a whole.

•
Independent Committees: Each of our Board committees consist entirely of independent directors.

•
Regularly Held Executive Sessions:The independent directors of our Board meet separately in executive session on a regular basis to discuss matters relating to the Company and the Board, without members of the management team present.

•
Code of Conduct: All of our directors, officers and employees are subject to the Code of Conduct, which is available on our website at www.centurytx.com.

•
Human Capital Management: We are committed to the health and welfare of our employees. We support the development of our employees with a competitive compensation and benefits package, internal advancement, and individualized development opportunities.

•
Diversity and Inclusion: We strive to create a workplace culture that supports a diverse, multi-cultural workforce, treats individuals fairly, and provides an inclusive environment where everyone can bring their whole self to work and feel supported in reaching their full potential. We are embarking on an organization-wide learning initiative to ensure we each have the competence and confidence to contribute to this culture. The executive committee, senior leadership, people leaders and colleagues have engaged in a highly interactive Unconscious Bias Training to identify and adjust for bias at the individual and organizational level. Our goal through this initiative is to empower our team to grow self-awareness, collaborate inclusively, and ultimately support higher performance. As of March 2023, Century had a diverse workforce consisting of 49% female employees, consistent with data from the 2022 annual report of the Biotechnology Innovation Organization. In addition, 35% percent of the workforce identifies as a race/ethnicity other than white.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 7

BOARD OF DIRECTORS
In each of the director nominee and continuing director biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.
DIRECTOR NOMINEES
CLASS III DIRECTORS — PRESENT TERMS EXPIRING AT THE ANNUAL MEETING AND PROPOSED TERMS TO EXPIRE IN 2027
KIMBERLY BLACKWELL, M.D.		Key Skills: Industry Knowledge and Experience
Age: 55 Director Since: 2021	Committee Memberships: Audit, Nominating and Corporate Governance	Other Public Directorships: Monte Rosa Therapeutics, Inc., Zentalis Pharmaceuticals, Inc.

Dr. Blackwell has been a member of our Board since May 2021. Dr. Blackwell has served as Chief Executive Officer of Zentalis Pharmaceuticals, Inc. since May 2022. Dr. Blackwell served as the Chief Medical Officer and Senior Vice President, Clinical Oncology Development at Tempus Labs, Inc., a biotechnology company, from March 2020 until May 2022. Previously, Dr. Blackwell was the Vice President of Early Phase Immuno-oncology at Eli Lilly and Company, or Eli Lilly, a pharmaceutical company, from March 2018 until March 2020. Prior to Eli Lilly, Dr. Blackwell held positions at Duke Medical Center and Duke Cancer Institute as a Professor in the Department of Medicine from July 1997 until March 2018. Dr. Blackwell has served on the board of directors of Monte Rosa Therapeutics, Inc., a biotechnology company, and Zentalis Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company, since June and July 2020, respectively. Dr. Blackwell received a B.A. in bioethics from Duke University and her M.D. from the Mayo Clinic Medical School.

Skills & Qualifications: We believe that Dr. Blackwell is qualified to serve on our Board due to her experience on the boards of pharmaceutical companies and her extensive knowledge of the biotechnology and pharmaceutical industries.

JOSEPH JIMENEZ (CHAIRMAN)		Key Skills: Senior Executive and Public Company Experience
Age: 64 Director Since: 2019	Committee Memberships: Compensation, Nominating and Corporate Governance (Chair)	Other Public Directorships: Procter & Gamble Co, General Motors Co

Mr. Jimenez has served as a member of our Board since August 2019 and as Chairman of our Board since February 2021. Mr. Jimenez is currently Co-Founder and Managing Director of Aditum Bio Management Company LLC, or Aditum Bio, a venture capital firm. He has held this position since July 2019. Mr. Jimenez served as Chief Executive Officer of Novartis AG, a pharmaceutical company, from 2010 until his retirement in 2018. He led Novartis AG’s Pharmaceuticals Division from October 2007 until 2010 and its Consumer Health Division in 2007. From 2006 to 2007, Mr. Jimenez served as Advisor to the Blackstone Group L.P. Mr. Jimenez is currently a member of the board of directors of General Motors Company, where he has served since 2015. Mr. Jimenez has also been a member of the board of directors of The Proctor & Gamble Company since March 2018. Additionally, Mr. Jimenez served on the board of directors of Graphite Bio from 2020 to 2024, Colgate-Palmolive Company from 2009 to 2015, and of AstraZeneca PLC, or AstraZeneca, from 2002 to 2007. Mr. Jimenez received a B.A. in economics from Stanford University and an M.B.A. from the University of California, Berkeley.

Skills & Qualifications: We believe that Mr. Jimenez is qualified to serve on our Board due to his years of experience as a senior executive in the pharmaceutical industry, his extensive public company directorship experience, and his deep insights into our industry.

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BOARD OF DIRECTORS
BRENT PFEIFFENBERGER, PHARM.D.		Key Skills: Senior Executive Experience and Global Industry Experience
Age: 46 Director Since: 2023	Committee Memberships: None	Other Public Directorships: N/A

Dr. Pfeiffenberger has been a member of our Board as well as our President and Chief Executive Officer, since December 2023. Dr. Pfeiffenberger previously served as Chief Operating Officer of Neogene Therapeutics Inc., a clinical-stage biotechnology company, from May 2021 until December 2023. Prior to this, Dr. Pfeiffenberger held various positions at Bristol-Myers Squibb Company, or Bristol-Myers, a global biopharmaceutical company, including Senior Vice President and Head of U.S. Oncology from October 2019 until May 2021; Co-Lead of Worldwide Commercial Oncology from July 2018 until October 2019; General Manager for Australia and New Zealand from March 2016 until June 2018; and several additional leadership and managerial positions within Bristol-Myers prior to this. Dr. Pfeiffenberger received an M.B.A. from The Wharton School at the University of Pennsylvania and a Pharm.D. from Duquesne University.

Skills & Qualifications: We believe that Dr. Pfeiffenberger’s over 20 years of global biopharmaceutical and biotechnology experience provide him with the qualifications and skills to serve as a director.

CONTINUING DIRECTORS
CLASS I DIRECTORS — TERMS EXPIRING AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
DAPHNE QUIMI		Key Skills: Investing and Capital Raising, Financial Competency
Age: 58 Director Since: 2022	Committee Memberships: Audit (Chair), Nominating and Corporate Governance	Other Public Directorships: Amylyx Pharmaceuticals, Inc.

Ms. Quimi has been a member of our Board since September 2022. Ms. Quimi has served as the Chief Financial Officer of Amicus Therapeutics, Inc., or Amicus, a public biotechnology company, from January 1, 2019, until her retirement in August 2023. Previously she served as Amicus’ Senior Vice President, Finance and Corporate Controller and has been employed with Amicus since September 2007. Prior to Amicus, Ms. Quimi served as Director of Consolidations and External Reporting at Bristol-Myers Squibb. Prior to joining Bristol-Myers Squibb, Ms. Quimi also held roles of increasing responsibility in the finance department at Johnson & Johnson Services, Inc., or J&J, from May 1999 until July 2004. Ms. Quimi is currently a member of the board of directors of Amylyx Pharmaceuticals, Inc., a public biopharmaceutical company, where she has served since July 2021. Ms. Quimi received a B.S. in accountancy from Monmouth University and an M.B.A. from the Stern School of Business of New York University. Ms. Quimi is also a certified public accountant in New Jersey.

Skills & Qualifications: We believe that Ms. Quimi is qualified to serve on our Board due to her investment experience, experience in public accounting and financial reporting and knowledge of the biopharmaceutical industry.

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BOARD OF DIRECTORS
CARLO RIZZUTO, PH.D.		Key Skills: Investing and Capital Raising, Industry Knowledge and Experience
Age: 53 Director Since: 2018	Committee Memberships: Compensation (Chair), Nominating and Corporate Governance	Other Public Directorships: N/A

Dr. Rizzuto has served as a member of our Board since March 2018. From April 2018 until August 2018, Dr. Rizzuto was our President, Secretary and Treasurer. Dr. Rizzuto joined Versant Ventures in November 2012 where he currently serves as Managing Director, and has served in a variety of roles including operating principal, venture partner and partner. Prior to joining Versant Ventures, Dr. Rizzuto worked at Novartis AG, where he was a global program team director from 2010 until 2012. Dr. Rizzuto has served as Chief Executive Officer of Highline Therapeutics, Inc., a biotech incubator established by Versant Ventures, since March 2015. Dr. Rizzuto previously served as Chief Business Officer of Anokion SA, a biopharmaceutical company, from January 2014 to January 2017. Dr. Rizzuto previously served on the board of directors of Graphite Bio from March 2020 until March 2024, and Pandion Therapeutics, Inc. from January 2018 until March 2021. Dr. Rizzuto received a Ph.D. in virology from Harvard University and a B.A. in biology from the University of Virginia.

Skills & Qualifications: We believe that Dr. Rizzuto is qualified to serve on our Board due to his knowledge and experience as an investor in the life sciences industry.
CLASS II DIRECTORS — TERMS EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
CYNTHIA BUTITTA		Key Skills: Senior Executive and Public Company Experience
Age: 69 Director Since: 2021	Committee Memberships: Audit, Compensation	Other Public Directorships: Olema Pharmaceuticals, Inc., UroGen Pharma Ltd., Autolus Therapeutics plc

Ms. Butitta has been a member of our Board since February 2021. Ms. Butitta has served as a member of the board of directors of Olema Pharmaceuticals, Inc., Autolus Therapeutics plc, and UroGen Pharma Ltd., publicly traded biopharmaceutical companies, since August 2020, March 2018 and October 2017, respectively. Ms. Butitta previously served as the Chief Operating Officer of Kite Pharma Inc., a biopharmaceutical company, from December 2013 to September 2017 and as its Executive Vice President and Chief Financial Officer from January 2014 to May 2016. From May 2011 to December 2012, Ms. Butitta was Senior Vice President and Chief Financial Officer at NextWave Pharmaceuticals, Inc., a specialty pharmaceutical company. Prior to that, Ms. Butitta served in senior leadership roles at Telik, Inc., a biopharmaceutical company, from 1998 to 2010, including Chief Operating Officer and Chief Financial Officer. Ms. Butitta received a B.S. with honors in business and accounting from Edgewood College and a M.B.A. in finance from the University of Wisconsin, Madison.

Skills & Qualifications: We believe that Ms. Butitta is qualified to serve on our Board due to her extensive experience as a public company director, her knowledge of corporate finance and accounting, and her experience as a biopharmaceutical company executive.

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BOARD OF DIRECTORS
ALESSANDRO RIVA, M.D.		Key Skills: Global Leadership Positions, Industry Knowledge and Experience
Age: 63 Director Since: 2021	Committee Memberships: Audit	Other Public Directorships: Transgene S.A.; BeiGene, Ltd.

Dr. Riva has been a member of our Board since May 2021. Dr. Riva has served as Chief Executive Officer of Transgene S.A., or Transgene, since May 2023, and chairman of the board of directors of Transgene since May 2022. Dr. Riva has served as a non-executive independent director of BeiGene, Ltd., a biotechnology company specialized in oncology therapeutics, since February 2022. Dr. Riva previously served as Chief Executive Officer of Intima Bioscience, Inc., or Intima, a privately held biotechnology company focused on oncology cell therapy and therapeutics, from September 2021 until April 2023. Prior to Intima, Dr. Riva served as the Chief Executive Officer of Ichnos Sciences, Inc., a biotechnology company focusing on oncology therapies from April 2019 until August 2021. Previously, Dr. Riva was the Executive Vice President and Global Head, Oncology Therapeutics and Cell Therapy at Gilead Sciences, Inc., or Gilead, a biotechnology company, from January 2017 to March 2019. Prior to Gilead, Dr. Riva served as the Executive Vice President and Global Head, Oncology Development and Medical Affairs at Novartis AG, a position he held from January 2005 until December 2016. Dr. Riva received his B.M.B.S. and M.D. in Oncology/Hematology from Università degli Studi di Milano.

Skills & Qualifications: We believe that Dr. Riva is qualified to serve on our Board due to his extensive management experience at biotechnology companies.
TIMOTHY P. WALBERT		Key Skills: Global Leadership Positions, Industry Knowledge and Experience
Age: 57 Director Since: 2022	Committee Memberships: Compensation	Other Public Directorships: Mirum Pharmaceuticals, Inc.; Sagimet Biosciences

Mr. Walbert has been a member of our Board since September 2022. He is currently a senior advisor to Amgen Inc., or Amgen, a public biotech company, since October 2023. Mr. Walbert served as Chairman, President and Chief Executive Officer of Horizon Therapeutics from June 2008 to October 2023, when it was acquired by Amgen for $28 billion. Before joining Horizon, he was President, Chief Executive Officer and Director of IDM Pharma Inc., or IDM, a public biotechnology company, which was acquired by Takeda Pharmaceutical Company Limited in June 2009. Before IDM, Mr. Walbert served as Executive Vice President, Commercial Operations at NeoPharm Inc., a public biotechnology company. From 2001 to 2005, he was Divisional Vice President and General Manager, Immunology, at Abbott Laboratories, now AbbVie Inc., leading the global development and launch of the multi-indication biologic HUMIRA, and served as divisional vice president, global cardiovascular strategy. Mr. Walbert serves on the board of directors of Mirum Pharmaceuticals, Inc., a public biotech company and Sagimet Biosciences, a public biotech company. He is also a member of the National Organization for Rare Disorders Advisory Board, the Wall Street Journal CEO Council, the cNBC CEO Council and serves on the Board of Trustees of Muhlenberg College. He previously served on the board of directors for Aurinia Pharmaceuticals Inc., a public pharmaceutical company, from April 2020 to September 2022, Exicure, Inc., a public biotechnology company, from 2019 to 2022, Assertio Therapeutics, Inc., a public biopharma company, from 2014 to 2020, Raptor Pharmaceutical Corp., a public biotechnology company, from 2010 to 2014; XOMA Corporation, a public biotechnology company, from 2011 to 2017 and Sucampo Pharmaceuticals Inc., a public biopharmaceutical company, from October 2015 until February 2018. He is also a member of Economic Club of Chicago, the Commercial Club of Chicago and the Civic Committee of the Commercial Club of Chicago. Mr. Walbert was a previous board member of the Biotechnology Innovation Organization, the Pharmaceutical Research and Manufacturing Association, the Illinois Biotechnology Innovation Organization and World Business Chicago. Mr. Walbert received a Bachelor of Arts in business from Muhlenberg College in Allentown, PA.

Skills & Qualifications: We believe that Mr. Walbert is qualified to serve on our Board due to his extensive executive-level leadership experience in the biotechnology industry.
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CORPORATE GOVERNANCE AND RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. We believe that strong corporate governance practices that provide meaningful rights to our stockholders and ensure Board and management accountability are key to our relationship with our stockholders. We strive to have regular, constructive conversations with our stockholders to better understand our stockholders’ priorities and perspectives.
Our governance practices are documented in our Second Amended and Restated Certificate of Incorporation, or our Certificate of Incorporation, our Bylaws, our Code of Conduct, our Corporate Governance Guidelines and the charters of the committees of the Board. Aspects of our governance documents are summarized below. You can find our charters for each committee of our Board and our Code of Conduct on our website at investors.centurytx.com/corporate-governance/documents-and-charters.
BOARD INDEPENDENCE
Our Board has determined that, with the exception of Dr. Pfeiffenberger, and our former President and Chief Executive Officer, Dr. Osvaldo Flores, each of our directors, including each former director who served as a member of the Board during the last fiscal year, is an “independent director,” as defined under the rules of Nasdaq. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director. Dr. Osvaldo Flores, our former President and Chief Executive Officer, served on our Board from 2022 until 2023 and was not an independent director. Dr. Flores resigned from our Board on April 11, 2023. Our independent directors generally meet in executive session at each regularly scheduled Board meeting.
BOARD LEADERSHIP STRUCTURE
Our Board does not have a formal policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the Board. Our Board believes that the separation of the positions of Chief Executive Officer and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.
BOARD COMMITTEES
Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each member of our Committees is an independent director as that term is defined by the SEC and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”
Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.
RISK MANAGEMENT
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address the
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CORPORATE GOVERNANCE AND RISK MANAGEMENT
risks inherent in their respective areas of oversight. While our Board is responsible for monitoring strategic risk exposure, our Audit Committee oversees management of financial reporting, compliance, cybersecurity and litigation risks, as well as the steps management has taken to monitor and control such exposures. Our Nominating and Corporate Governance Committee manages risks associated with the independence of our Board, potential conflicts of interest and the effectiveness of our Board and our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.
EVALUATING BOARD EFFECTIVENESS
The Board, led by the Nominating and Corporate Governance Committee, is committed to continuous improvement and believes annual self-evaluations are an important tool for evaluating effectiveness. It has established and conducted an annual self-evaluation of the Board, which is presented by the Chairperson of the Nominating and Corporate Governance Committee to the Board for discussion. In addition, each committee conducts an annual self-assessment in a review process similar to that used by the Board. Below is a graphic depicting the Board and Nominating and Corporate Governance Committee annual cycle in evaluating Board effectiveness.

Nominating and Corporate Governance Commitee meets with Board to discuss annual evaluation process
Nominating and Corporate Governance Committee solicits responses to Board Evaluation Survey and Committees perform self-assesments
Board Evaluation Survey results analyzed by Nominating and Corporate Governance Committee and feedback presented to Board
Nominating and Corporate Governance Committee oversees the implementation of Board Evaluation Survey Suggestions and reviews overall effectiveness of annual evaluation process

CODE OF BUSINESS CONDUCT AND ETHICS
We maintain a written Code of Conduct that applies to all of our directors, officers, and employees. The Code of Conduct covers fundamental ethics and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, compliance with insider trading laws, the protection and use of our property and information, and compliance with legal and regulatory requirements. The Code of Conduct is posted on our website at investors.centurytx.com/corporate-governance/documents-and-charters. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website to the extent required by the applicable rules and exchange requirements.
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CORPORATE GOVERNANCE AND RISK MANAGEMENT
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Our director orientation programs familiarize new directors with the Company’s businesses, financial position, facilities, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. From time to time, management advises, or invites outside experts to attend Board meetings to advise the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.
CORPORATE GOVERNANCE GUIDELINES
We have a written set of Corporate Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, the size and composition of the Board, Board membership criteria, director qualifications and duties, Board committees, director compensation and director communications with third parties. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate balance of diversity of perspectives, experience, expertise and skills. Our Corporate Governance Guidelines are reviewed periodically by the Nominating and Corporate Governance Committee, which recommends any proposed changes to our Board for approval. Our Corporate Governance Guidelines can be found on our website at www.investors.centurytx.com/corporate-governance/documents-and-charters.
BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP
DIRECTOR	INDEPENDENCE	BOARD	AC	CC	NCGC
Brent Pfeiffenberger, Pharm.D.	No	M
Kimberly Blackwell, M.D.	Yes	M	M		M
Cynthia Butitta	Yes	M	M	M
Joseph Jimenez	Yes	C		M	C
Daphne Quimi	Yes	M	C		M
Alessandro Riva, M.D.	Yes	M	M
Carlo Rizzuto, Ph.D.	Yes	M		C	M
Timothy P. Walbert	Yes	M		M
AC = Audit Committee	CC = Compensation Committee	C = Chair
NCGC = Nominating and Corporate Governance Committee		M = Member
During 2023, our Board held seven meetings, our Compensation Committee held six meetings, our Audit Committee held four meetings and our Nominating and Corporate Governance Committee held four meetings. Each director attended at least 75% of meetings of the Board and each Committee on which he or she served in 2023.
Directors are encouraged, but not required, to attend our annual stockholder meetings. We held our annual meeting of stockholders on June 27, 2023 and all of our directors were in attendance.
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CORPORATE GOVERNANCE AND RISK MANAGEMENT
THE AUDIT COMMITTEE
Chair: Daphne Quimi Additional Committee Members: • Kimberly Blackwell, M.D. • Cynthia Butitta • Alessandro Riva, M.D.
Responsible for, among other things:
•
Appointing, compensating, evaluating, and overseeing a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•
Ensuring the independence of the independent registered public accounting firm;

•
Discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•
Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•
Considering the adequacy of our internal controls and internal audit function;

•
Reviewing significant existing and emerging cybersecurity risks, including material cybersecurity incidents, the impact on us and our stockholders of any significant cybersecurity incident and any disclosure obligations arising from any such incidents;

•
Monitoring and reviewing legal, regulatory, and administrative compliance to the extent affecting our financial results;

•
Reviewing our Code of Conduct and any proposed waivers thereof, and recommending any changes or amendments to the Code of Conduct;

•
Reviewing, approving, ratifying or prohibiting material related party transactions;

•
Determining and reviewing risk assessment guidelines and policies, including cybersecurity risks, financial risk exposure, and internal controls regarding information security; and

•
Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

All members are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq.

Cynthia Butitta qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT
THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE
Chair: Joseph Jimenez Additional Committee Members: • Kimberly Blackwell, M.D. • Daphne Quimi • Carlo Rizzuto, Ph.D.
Responsible for, among other things:
•
Developing and recommending selection criteria for new directors for our Board;

•
Identifying and recommending candidates for membership on our Board;

•
Reviewing and determining director independence annually and, as needed, as potential conflicts of interest arise;

•
Reviewing and recommending the assignment of directors to serve on each Board committee;

•
Reviewing and recommending changes to our Corporate Governance Guidelines;

•
Overseeing the succession planning process for our executive officers;

•
Overseeing the process of evaluating the performance of our Board; and

•
Assisting our Board on corporate governance matters.

All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.
THE COMPENSATION COMMITTEE
Chair: Carlo Rizzuto, Ph.D. Additional Committee Members: • Cynthia Butitta • Joseph Jimenez • Timothy P. Walbert
Responsible for, among other things:
•
Reviewing and approving the compensation of our executive officers and recommending that our Board approve the compensation of our Chief Executive Officer;

•
Reviewing and recommending to our Board the compensation of our directors;

•
Administering our equity incentive plans and overseeing regulatory compliance related to such plans;

•
Reviewing and administering our compensation recovery policy;

•
Reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans; and

•
Reviewing our overall compensation philosophy.

All members are “nonemployee directors” as defined by SEC rules All members are deemed “independent” under the applicable rules and regulations of the SEC and Nasdaq.
COMPENSATION CONSULTANT
Radford, a subsidiary of Aon Hewitt Limited, serves as our executive compensation consultant. Radford reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Radford does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters.
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CORPORATE GOVERNANCE AND RISK MANAGEMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2023, Carlo Rizzuto, Cynthia Butitta, Joseph Jimenez and Timothy P. Walbert served as members of the Compensation Committee. During the fiscal year ended December 31, 2023 and as of the date of this Proxy Statement, none of the members of our Compensation Committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or on our Compensation Committee.
FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
STOCKHOLDER ENGAGEMENT
Connect
Engaging with investors is fundamental to our commitment to good corporate governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.
Collaborate
We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.
Communicate
Our goal is to communicate with our stockholders through various platforms, including via our website at www.centurytx.com, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board as a dialogue.
HOW TO COMMUNICATE WITH OUR DIRECTORS	By mail: Corporate Secretary, Century Therapeutics, Inc. 25 North 38th Street, 11th Floor, Philadelphia, PA 19104
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DIRECTOR COMPENSATION
We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
The material terms of our non-employee director compensation policy are summarized in the table below:
COMPENSATION ELEMENTS — NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
Cash
Annual Retainer
Member Annual Retainer	$40,000
Chairperson Annual Retainer	$30,000
Annual Committee Chair Retainer
Audit	$15,000
Compensation	$10,000
Nominating and Corporate Governance	$8,000
Annual Committee Member Retainer
Audit	$7,500
Compensation	$5,000
Nominating and Corporate Governance	$4,000
Equity
Initial Equity Grant
Option to purchase 88,000 shares of common stock, made to directors at the commencement of their director service, vesting monthly over a period of 36 months, subject generally to continued service with the Company

Annual Equity Retainer
Option to purchase 44,000 shares of common stock, vesting in full on the sooner of the first anniversary of the date of grant or the next annual shareholder meeting, subject generally to continued service with the Company

Each annual cash retainer is paid quarterly in arrears. All equity awards granted under the non-employee director compensation policy will be granted under, and subject to the terms of, the Company’s 2021 Equity Incentive Plan, or the 2021 Plan.
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DIRECTOR COMPENSATION
DIRECTOR COMPENSATION TABLE
The following table below sets forth information for the fiscal year ended December 31, 2023 regarding the compensation of our non-employee directors.
NAME	FEES EARNED OR PAID IN CASH ($)	OPTION AWARDS ($)(1)(2)	TOTAL ($)
Kimberly Blackwell, M.D.	51,500	114,400	165,900
Cynthia Butitta	56,250	114,400	170,650
Joseph Jimenez	83,000	114,400	197,400
Daphne Quimi	55,250	114,400	169,650
Alessandro Riva, M.D.	47,500	114,400	161,900
Carlo Rizzuto, Ph.D.	54,000	114,400	168,400
Timothy P. Walbert	45,000	114,400	159,400

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our directors. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted in 2023 determined in accordance with the provisions of Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation  —  Stock Compensation, or FASB ASC Topic 718. The assumptions made in the calculation of these amounts are included in Note 2 of the Notes to Consolidated Financial Statements included in our 2023 Annual Report.

(2)
As of December 31, 2023, Dr. Rizzuto held options to purchase 103,616 shares of our common stock; Ms. Butitta and Mr. Jimenez each held options to purchase 83,744 shares of our common stock; Dr. Riva and Dr. Blackwell each held options to purchase 183,227 shares of our common stock; and Mr. Walbert and Ms. Quimi each held options to purchase 83,744 shares of our common stock. As of December 31, 2023, Ms. Butitta held unvested stock awards totaling 49,468 shares of restricted stock.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The Audit Committee works with our management in order to negotiate appropriate fees with EY and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by EY in 2023 and 2022.
SERVICE	2023 ($)	2022 ($)
Audit Fees	727,700	779,500
Audit-Related Fees	—	—
Tax Fees	276,140	198,018
All Other Fees	—	—
Total	1,003,840	977,518
“Audit fees” represents the aggregate fees for professional services rendered for the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB. Also included are the fees related to our Registration Statements on Form S-1, Form S-3 and Form S-8.
“Tax fees” consists of fees related to tax compliance, tax planning and tax advice.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, retaining, setting compensation for, and evaluating and overseeing the work of the independent registered public accounting firm. The Audit Committee’s charter establishes a policy that all audit and permissible non-audit services provided by the independent registered public accounting firm will be pre-approved by the Audit Committee.
All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2023. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our independent registered public accounting firm. The responsibility to pre-approve audit and non-audit services may be delegated by the Audit Committee to one or more members of the Audit Committee; provided that any decisions made by such member or members must be presented to the full Audit Committee at its next scheduled meeting.
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AUDIT COMMITTEE REPORT
The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of the Company’s independent registered public accounting firm, (3) the performance of the Company’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.
Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.
In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2023. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.
Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF
CENTURY THERAPEUTICS, INC.
Daphne Quimi, Chairperson
Cynthia Butitta
Kimberly Blackwell, M.D.
Alessandro Riva, M.D.
April 25, 2024
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EXECUTIVE OFFICERS
The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:
NAME	POSITION	AGE
Brent Pfeiffenberger, Pharm.D.	President and Chief Executive Officer	46
Gregory Russotti, Ph.D.	Chief Technology and Manufacturing Officer	57
Adrienne Farid, Ph.D.	Chief Operations Officer	62
Hyam Levitsky, Ph.D.	President, Research and Development	66
Douglas Carr	Senior Vice President, Finance and Operations	61
Brent Pfeiffenberger, Pharm.D. For biographical information for Dr. Pfeiffenberger, see “Board of Directors — Directors Nominees.”
Gregory Russotti, Ph.D. has served as our Chief Technology and Manufacturing Officer since December 2023. Prior to this, Dr. Russotti served as our Interim President and Chief Executive Officer from April 2023 until December 2023. Previously, Dr. Russotti served as our Chief Technology Officer since January 2020. Prior to joining us, Dr. Russotti held multiple positions at Celgene Corporation, or Celgene, a Bristol-Myers company, from 2016 through 2019, including, Vice President of Cell Therapy Technical Development from January 2018 to November 2019 and Vice President of Cell Therapy Development and Operations from October 2016 to December 2017. Dr. Russotti served as Vice President of Technical Operations of Celgene Cellular Therapeutics from May 2013 to October 2016, and Executive Director of Technical Operations of Celgene Cellular Therapeutics from June 2011 to May 2013. Prior to this, Dr. Russotti served as Senior Investigator at Merck & Co., where he oversaw process development of vaccines and biologics from December 2004 to November 2006, and various positions of increasing responsibility dating back to 1991, when he began his career at Merck. Dr. Russotti holds a number of honors including the ECI and NIIMBL Cell Therapy Manufacturing Award for leadership in cell therapy process development, scale-up, and manufacturing in 2019 as well as receiving the Rutgers Engineering School Distinguished Alumnus Medal of Excellence in Education and Research in 2013 and the John W. Jackson Leadership Award in 2011, an award that was given to one leader at Celgene each year. Dr. Russotti holds both a B.S. and M.S. in chemical engineering from Rensselaer Polytechnic Institute. He received his Ph.D. in biochemical and chemical engineering from Rutgers University.
Adrienne Farid, Ph.D. has served as our Chief Operations Officer and Head of Early Development since April 2021 and previously served as Chief Development Officer from March 2019 until April 2021. Prior to joining us, Dr. Farid was Corporate Vice President Project Leadership and Business Operations in Research & Early Development from July 2017 to February 2019, and Vice President of Project Leadership, Research & Early Development from July 2014 until July 2017 with Celgene Corporation, a Bristol Myers Squibb global biopharmaceutical company; and held prior positions with Celgene Corporation from 2011. Dr. Farid held positions of Global Head, Project and Portfolio Management in Research & Early Development, or pRED, and in Clinical Research and Exploratory Development and Pharmaceutical and Analytical R&D, at Roche Pharmaceuticals from 1995 to 2011. Dr. Farid also worked as a Senior Investigator at GlaxoSmithKline from 1990 until 1994. Dr. Farid completed her postdoctoral fellowship at the California Institute of Technology. Dr. Farid received a B.A. in biochemistry from Barnard College. She holds a Ph.D. in Chemistry from Columbia University.
Hyam Levitsky, M.D. served as our President, Research and Development from May 2019 until January 2023. From February 2023 until April 2023, Dr. Levitsky focused on his board representation at Replimune Therapeutics, Inc., where he has served on the board of directors since May 2018. In April 2023, Dr. Levitsky reassumed his role as our President, Research and Development. Dr. Levitsky served as Executive Vice President and Chief Scientific Officer at Juno Therapeutics, Inc. from 2015 to 2018 and was Head of Cancer Immunotherapy Experimental Medicine at F. Hoffmann-La Roche & Co. from 2011 to 2015. Previously, Dr. Levitsky was Professor of Oncology, Medicine, and Urology at The Johns Hopkins University School of Medicine and the Sidney Kimmel Comprehensive Cancer Center where he began as an Assistant Professor of Oncology in 1991 and rose to Professor in 2002. At The Johns Hopkins University, Dr. Levitsky served as Scientific Director of the George Santos Bone Marrow Transplant Program from 2005 to 2011. He served on the External Scientific Advisory Board of the Pasteur Institute’s Center for Human Immunology from 2008 to 2010. Dr. Levitsky holds a number of honors including being named a Stohlman Scholar by the Leukemia and Lymphoma Society in 2002, and was elected as a member of the American
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EXECUTIVE OFFICERS
Society for Clinical Investigation in 2002. Dr. Levitsky received a B.S. from the University of Pennsylvania School of Engineering and Applied Science and an M.D. from The Johns Hopkins University School of Medicine.
Douglas Carr has served as our Senior Vice President of Finance and Operations, Treasurer and Corporate Secretary since October 2018. Prior to joining us, Mr. Carr was Vice President of Finance at Novira Therapeutics, Inc., or Novira, an antiviral drug discovery company, from July 2014 to June 2017 where he directed all financial and fiscal management aspects of the company’s operations and participated in the execution of the sale of Novira to Johnson & Johnson. Prior to that time, Mr. Carr was Financial Controller for Omthera Pharmaceuticals, Inc. from November 2008 to July 2014 where he established the finance and accounting infrastructure and led the company through an initial public offering and subsequent sale to AstraZeneca in 2013. Mr. Carr holds a B.A. from Rutgers University and is a Certified Public Accountant in the State of New Jersey. Mr. Carr currently serves on the Board of Directors at Heritage Conservancy in Doylestown, Pennsylvania.
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EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our named executive officers, or NEOs. In 2023, our NEOs were Brent Pfeiffenberger, Pharm.D., our President and Chief Executive Officer, Gregory Russotti, Ph.D., our Chief Technology and Manufacturing Officer and former Interim President and Chief Executive Officer, Osvaldo Flores, Ph.D., our former President and Chief Executive Officer, Michael Diem, M.D., our former Chief Financial Officer and Adrienne Farid, Ph.D., our Chief Operations Officer.
SUMMARY COMPENSATION TABLE
The following table sets forth information concerning the compensation of our 2023 NEOs during the fiscal years ended December 31, 2023 and December 31, 2022:
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	ALL OTHER COMPENSATION ($)(3)	TOTAL ($)
Brent Pfeiffenberger, Pharm.D., President and Chief Executive Officer (4)	2023	49,716	200,000(5)	2,339,779	621,167	24,349	—	3,235,011
	—	—	—	—	—	—	—	—
Gregory Russotti, Ph.D., Chief Technology and Manufacturing Officer and former Interim President and Chief Executive Officer (6)	2023	564,364	—	—	1,737,065	275,000	13,200	2,589,630
	—	—	—	—	—	—	—	—
Osvaldo Flores, Ph.D. Former President and Chief Executive Officer (7)	2023	176,008	—	—	4,188,293(8)	—	634,093(10)	4,978,394
	2022	580,208	—	—	2,707,003	290,104	—	3,577,315
Michael Diem, M.D., former Chief Financial Officer(9)	2023	490,398	—	703,002	836,627	182,612	13,200	2,225,839
	2022	456,042	—	—	902,334	182,417	12,200	1,552,993
Adrienne Farid, Ph.D. Chief Operations Officer	2023	490,365	—	203,000	836,627	166,724	13,200	1,709,916
	2022	456,042	—	—	902,334	182,417	12,200	1,552,993

(1)
Amounts shown in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant date fair value of each stock option, determined in accordance with the provisions of FASB ASC Topic 718. The assumptions made in the calculation of these amounts are included in Note 2 of the Notes to the Consolidated Financial Statements included in our 2023 Annual Report.

(2)
Amounts shown for 2023 are cash incentive payments earned in respect of 2023 performance and paid in the first quarter of 2024. Amounts shown for 2022 are cash incentive payments earned in respect of 2022 performance and paid in the first quarter of 2023.

(3)
Unless otherwise noted, amounts represent 401(k) matching contributions.

(4)
Dr. Pfeiffenberger was appointed President and Chief Executive Officer in December 2023.

(5)
Represents a signing bonus Dr. Pfeiffenberger received in connection with the commencement of his employment with us.

(6)
Dr. Russotti served as interim President and Chief Executive Officer from April 2023 until December 2023.

(7)
Dr. Flores served as President and Chief Executive Officer until April 2023.

(8)
Amount includes $124,676, which represents the incremental fair value recognized upon the amendment of Dr. Flores’ outstanding stock options to extend the exercise period, as described in further detail below under “Employment Agreements — Osvaldo Flores, Ph.D.”

(9)
Dr. Diem served as Chief Financial Officer until February 2024.

(10)
Amount reported represents severance paid or accrued in 2023 in connection with Dr. Flores departure, as described in further detail below under “Employment Agreements — Osvaldo Flores, Ph.D.”

Elements of Compensation
The compensation of our NEOs generally consists of base salary, annual cash incentive opportunities, long term incentive compensation in the form of equity awards, and other benefits, as described below.
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EXECUTIVE COMPENSATION
Base salary
The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and contributions. Each NEO’s initial base salary was specified in his or her employment agreement, as described below, and is reviewed (and, if applicable, adjusted) from time to time by our Board or Compensation Committee, as applicable. In 2023, the annual base salary rates for our NEOs were $625,000 for Dr. Pfeiffenberger (pro-rated), $474,800 for Dr. Russotti, which was subsequently increased to $614,092.50 upon his appointment to interim Chief Executive Officer for the period he served as interim Chief Executive Officer (for more information, see below for the description of the Russotti Side Letter, as defined below), $614,092.50 for Dr. Flores, $482,700 for Dr. Diem, which was subsequently increased to $500,000 upon his transition from Chief Business Officer to Chief Financial Officer in May 2023, and $496,500 for Dr. Farid.
Annual Incentive Opportunities
Each of our NEOs’ annual non-equity incentive opportunity is expressed as a percentage of base salary that can be earned based on the achievement of predetermined corporate and individual performance objectives. The 2023 annual bonus opportunities for Dr. Pfeiffenberger and Dr. Farid were targeted at 55% and 40% of their respective base salaries. Dr. Russotti’s annual bonus opportunity was increased from 40% to 45% in connection with his appointment to interim Chief Executive Officer (for more information, see below for the description of the Russotti Side Letter, as defined below).
For 2023, all NEOs were eligible to earn their annual cash incentives pursuant to the achievement of corporate and/or individual performance goals approved by our Board. These goals primarily related to pipeline and platform development, financing, operations, business development, intellectual property and increasing external visibility. The Board determined that the 2023 corporate goals were achieved at 85%. Following a review of 2023 performance, our Compensation Committee approved, and, in the case of Dr. Pfeiffenberger, our Compensation Committee recommended and our Board approved, 2023 annual cash incentive payouts to each of Dr. Pfeiffenberger, Dr. Russotti, and Dr. Farid equal to $24,348.96, $275,000 and $166,724, respectively, in each case representing 85% of the target cash incentive for each such NEO. Pursuant to their respective severance agreements described below, Dr. Flores and Dr. Diem were not eligible to receive annual cash incentive payouts for 2023.
Long Term Equity Incentives
Annual Equity Grants
Our equity-based incentive awards are designed to align the interests of our stockholders with those of our NEOs. Our Board or Compensation Committee, as applicable, approves equity grants to NEOs under our 2021 Plan. In 2023, our Compensation Committee recommended and our Board approved, an equity grant to Dr. Flores consisting of an option to purchase 1,275,000 shares of common stock. In 2023, our Compensation Committee approved equity grants to our non-Chief Executive Officer NEOs in the form of 100% options, or a split between 75% options and 25% restricted stock units, at the option of the grantee. We made equity grants to (i) each of Dr. Diem and Dr. Farid, consisting of (a) options to purchase 131,250 shares of common stock and (b), and (ii) to Dr. Russotti consisting of an option to purchase 175,000 shares of common stock.
Stock option awards to our NEOs generally vest 25% on the first anniversary of the grant date, with the remaining 75% vesting in equal monthly installments on the last day of each of the 36 calendar months immediately following the first anniversary of the grant date, subject generally to the NEO’s continuous service through the relevant vesting dates.
Restricted stock unit awards to our NEOs generally vest 25% on the first anniversary of the date of grant for each employee, with the remaining with the remaining 75% vesting on a quarterly basis for the three years thereafter, subject to the NEO’s continued employment with the Company.
2023 Retention Equity Grants
In January 2023, our Compensation Committee approved special retention grants to our non-Chief Executive Officer NEOs and certain other employees of the Company following a company-wide reduction in force. Our
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EXECUTIVE COMPENSATION
Compensation Committee approved such retention grants in the form of 100% options, or a split between 75% options and 25% restricted stock units, at the option of the grantee. Each of (i) Dr. Diem and Dr. Farid were granted (a) options to purchase 131,250 shares of common stock, or the Retention Options, and (b) 21,875 restricted stock units, or the Retention RSUs, and (ii) Dr. Russotti was granted 175,000 Retention Options. The Retention Options vest 25% on the first anniversary of the grant date, with the remaining 75% vesting in equal monthly installments on the last day of each of the 36 calendar months immediately following the first anniversary of the grant date, subject generally to the NEO’s continuous service through the relevant vesting dates. The Retention RSUs vest 25% on the first anniversary of the date of grant for each employee, with the remaining with the remaining 75% vesting on a quarterly basis for the three years thereafter, subject to the NEO’s continued employment with the Company.
Interim Chief Executive Officer and Chief Financial Officer Promotion Equity Awards
In April 2023, Dr. Russotti was promoted to interim Chief Executive Officer and Dr. Diem was promoted to Chief Financial Officer.
On April 11, 2023, in recognition of Dr. Russotti’s promotion to interim Chief Executive Officer, the Board granted Dr. Russotti a one-time stock option grant to purchase 318,750 shares of common stock, which will vest 25% on the one-year anniversary of the grant date, with the remaining 75% vesting in 36 equal monthly installments, in each case subject to Dr. Russotti’s continued employment with the Company.
On May 1, 2023, in recognition of Dr. Diem’s promotion to Chief Financial Officer, the Board approved a grant of restricted stock units to Dr. Diem, covering 151,058 shares of common stock. The RSUs vest 50% on November 1, 2023, with the remaining 50% vesting upon the earlier of: (i) November 1, 2024; and (ii) satisfaction of certain performance criteria, in each case subject to Dr. Diem’s continued employment with the Company. Because Dr. Diem’s employment terminated in February 2024, the remaining 50% of the RSUs were canceled and will not vest.
Pfeiffenberger Sign-On Equity Awards
In connection with Dr. Pfeiffenberger’s appointment to President and Chief Executive Officer, we granted Dr. Pfeiffenberger an equity award consisting of (i) an option to purchase 573,691 shares of common stock, or the Pfeiffenberger Option (ii) restricted stock units covering 1,173,775 shares of common stock, or the Initial RSU Award, and (iii) restricted stock units covering 279,504 shares of common stock, or the Second RSU Award. The Pfeiffenberger Option will vest 25% on December 4, 2024, or the Initial Vesting Date, with the remaining 75% vesting in 36 equal monthly installments thereafter, subject to Dr. Pfeiffenberger’s continued employment with the Company. The Initial RSU Award will vest 25% on the Initial Vesting Date, and the remaining 75% in one-twelfth increments on each of the first trading days on or after each of February 15, May 15, August 15, and November 15, until the First RSU is fully vested, subject to Dr. Pfeiffenberger’s continued employment with the Company. The Second RSU Award shall vest 100% on the Initial Vesting Date, subject to Dr. Pfeiffenberger’s continued employment with the Company.
Other Benefits
Our NEOs are eligible for the same welfare benefits that are generally available to all of our salaried employees, including health, dental, life, vision, and disability insurance.
In addition, we maintain, and the NEOs are eligible to participate in, a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis and under which we make safe harbor matching employer contributions. We match 100% of each participating employee’s contributions (up to the first 3% of eligible compensation) and 50% of the participating employee’s contributions (for the next 2% of eligible compensation), and participants are always fully vested in these employer matching contributions. For 2023, the Internal Revenue Service, or IRS, limit on eligible compensation for this purpose was $330,000. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. The 401(k) plan is intended to be qualified under Section 401(a) of the Internal Revenue Code.
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EXECUTIVE COMPENSATION
PLEDGING AND HEDGING POLICIES
Under the terms of our Insider Trading Policy, our executive officers and directors are prohibited from: trading in call or put options involving our securities and other derivative securities; engaging in short sales of our securities; holding our securities in a margin account; all forms of hedging or monetizing our transactions, such as zero-cost collars and forward sale contracts; and pledging company securities to secure margin or other loans.
COMPENSATION RECOVERY POLICY
Our Board has adopted a compensation recoupment or “clawback” policy, applicable to all officers subject to Section 16 of the Exchange Act. Under this policy, we will pursue recoupment of any excess compensation, which was awarded to a covered officer based on financial statements of the Company where such statements are required to be restated. In addition to recoupment of any excess compensation, we will seek to recoup up to 100% of all incentive-based compensation in the case of (i) willful, knowing or intentional misconduct or a willful, knowing or intentional violation of any of the our rules or applicable legal or regulatory requirements or (ii) fraud in the course of a covered employee’s employment. The recovery period for recoupment of any compensation is up to three fiscal years preceding the date on which we determine we are required to prepare and file the restated financial statements. This policy has been adopted to comply with the final guidance under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information regarding the number of shares of common stock underlying outstanding plan awards held by each of our NEOs as of December 31, 2023:
NAME	GRANT DATE	OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
Brent Pfeiffenberger, Pharm.D.	12/4/2023(9)		62,111	$1.61	12/4/2033	62,111	$206,209
	12/4/2023(9)		511,580	$1.61	12/4/2033	511,580	$1,698,446
	12/4/2023(7)					279,504	$927,953
	12/4/2023(8)					1,173,775	$3,896,933
Gregory Russotti, Ph.D.,	3/18/2020(14)		—	$1.03	3/17/2030	7,731	$25,667
	4/16/2021(3)	63,341	38,006	$7.27	4/15/2031	38,006	$126,180
	1/25/2022(4)	50,307	54,693	$13.15	1/25/2032	54,693	$181,581
	2/2/2023(10)	—	175,000	$4.64	2/2/2033	175,000	$581,000
	2/2/2023(10)	—	175,000	$4.64	2/2/2033	175,000	$581,000
	4/12/2023(10)	—	318,750	$2.91	4/12/2033	318,750	$1,058,250
Osvaldo Flores, Ph.D.	10/1/2020(2)	213,624	—	$1.74	4/11/2026	—	—
	4/16/2021(3)	340,119	—	$7.27	4/11/2026
	1/25/2022(4)	91,875	—	$13.15	4/11/2026
Michael Diem, M.D.	10/1/2020(5)	222,024	69,580	$1.74	9/30/2030	69,580	$231,006
	4/16/2021(3)	79,487	47,693	$7.27	4/15/2031	47,693	$158,341
	1/25/2022(4)	50,307	54,693	$13.15	1/25/2032	54,693	$181,581
	2/2/2023(10)		131,250	$4.64	2/2/2033	131,250	$435,750
	2/2/2023(10)		131,250	$4.64	2/2/2033	131,250	$435,750
	2/2/2023(11)					21,875	$72,625
	2/2/2023(11)					21,875	$72,625
	5/15/2023(12)					75,529	$250,756
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EXECUTIVE COMPENSATION
NAME	GRANT DATE	OPTION AWARDS				STOCK AWARDS
		NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)
Adrienne Farid, Ph.D.	7/18/2019(6)	222,655		$1.03	7/17/2029
	10/01/2020(13)			$1.75	09/30/2030	15,462	$51,334
	4/16/2021(3)	129,780	77,869	$7.27	4/15/2031	77,869	$258,525
	1/25/2022(4)	50,307	54,693	$13.15	1/25/2032	54,693	$181,581
	2/2/2023(10)		131,250	$4.64	2/2/2033	131,250	$435,750
	2/2/2023(10)		131,250	$4.64	2/2/2033	131,250	$435,750
	2/2/2023(11)					21,875	$72,625
	2/2/2023(11)					21,875	$72,625

(1)
The market value is based on the closing stock price of $3.32 on December 29, 2023 (the last trading date in the 2023 fiscal year).

(2)
This option vests 25% on the first anniversary of the grant date and the remaining 75% in 36 equal monthly installments thereafter, subject generally to the NEO’s continued employment with us. This option vested in full upon completion of our initial public offering.

(3)
This option vests 25% on June 22, 2022, with the remaining 75% vesting in 36 equal monthly installments, subject generally to the NEO’s continued employment with us.

(4)
This option vests 25% on January 25, 2023, with the remaining 75% vesting in 36 equal monthly installments, subject generally to the NEO’s continued employment with us.

(5)
This option vests 25% on September 16, 2021 and the remaining 75% in 36 equal monthly installments thereafter, subject generally to the NEO’s continued employment with us. On February 24, 2021, Dr. Diem utilized the early exercise feature of his stock option to purchase 79,488 restricted shares of common stock subject to the same vesting schedule as the original option, leaving 291,604 options outstanding under this option award.

(6)
This option vests 25% on March 1, 2020, with the remaining 75% vesting in 36 equal monthly installments, subject generally to the NEO’s continued employment with us. The unexercisable options are subject to an “early exercise” feature that permits exercise prior to vesting. Upon such an early exercise, the NEO will acquire restricted shares subject to the same vesting schedule as the original option.

(7)
This restricted stock unit vests 100% on December 4, 2024, subject generally to the NEO’s continued employment with us.

(8)
This restricted stock unit vests 25% on the first anniversary of the grant date and the remaining 75% in 12 equal quarterly installments every February 15, May 15, August 15, November 15 thereafter, subject generally to the NEO’s continued employment with us.

(9)
This option vests 25% on December 4, 2024 with the remaining 75% vesting in 36 equal monthly installments, subject generally to the NEO’s continued employment with us.

(10)
This option vests 25% on the first anniversary of the grant date and the remaining 75% in 36 equal monthly installments thereafter, subject generally to the NEO’s continued employment with us.

(11)
This restricted stock unit vests 25% on the first anniversary of the grant date and the remaining 75% in 12 equal quarterly installments thereafter, subject generally to the NEO’s continued employment with us.

(12)
This restricted stock unit vests 100% on November 1 2024, subject generally to the NEO’s continued employment with us.

(13)
This option vests 25% on October 1, 2021 and the remaining 75% in 36 equal monthly installments thereafter, subject generally to the NEO’s continued employment with us. On January 17, 2021, Dr. Farid utilized the early exercise feature of her stock option to purchase 74,218 restricted shares of common stock subject to the same vesting schedule as the original option, leaving 15,462 options outstanding under this option award.

(14)
This option vests 25% on January 1, 2021 and the remaining 75% in 36 equal monthly installments thereafter, subject generally to the NEO’s continued employment with us. On January 15, 2021, Dr. Russotti utilized the early exercise feature of her stock option to purchase all 371,092 shares subject to the option, subject to the same vesting schedule as the original option. As of December 31, 2023, 7,731 unvested shares of restricted stock remain outstanding.

EMPLOYMENT AGREEMENTS
We have entered into employment agreements with all of our named executive officers. The material terms of the employment agreements between us and our named executive officers are described in more detail below.
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EXECUTIVE COMPENSATION
Brent Pfeiffenberger, Pharm.D.
In connection with Dr. Pfeiffenberger’s appointment to President and Chief Executive Officer, we entered into an executive employment agreement on November 7, 2023, or the Pfeiffenberger Agreement. Pursuant to the Pfeiffenberger Agreement, Dr. Pfeiffenberger is entitled to (i) an annual base salary of $625,000, (ii) an annual bonus opportunity with a target amount of 55% of his annual base salary, (iii) a one-time signing bonus of $200,000, (iv) a one-time retention bonus of $450,000 and (v) certain sign-on equity awards (as described above). In addition, the Company agreed to reimburse Dr. Pfeiffenberger up to $150,000 for reasonable expenses incurred in connection with Dr. Pfeiffenberger’s relocation to the Philadelphia, Pennsylvania.
Upon a termination of Dr. Pfeiffenberger’s employment without “cause” (as defined in the Pfeiffenberger Agreement) by the Company or resignation for “good reason” (as defined in the Pfeiffenberger Agreement), Dr. Pfeiffenberger is entitled to receive (i) payment of all accrued and unpaid base salary and PTO, (ii) payment of any otherwise earned but unpaid annual bonus for the prior year, (iii) payment of pro-rata bonus for the year of termination, and (iv) continuation of his base salary and COBRA premiums paid by us for 12 months. In addition, if such termination without “cause” or for “good reason” occurs, in each case, within three months prior to or 12 months following a “change in control” (as defined in the Pfeiffenberger Agreement), then (a) Dr. Pfeiffenberger’s salary and COBRA continuation period will be extended from 12 months to 18 months, (b)Dr, Pfeiffenberger will also receive a lump sum payment in an amount equal to his target annual bonus for the calendar year in which the termination occurs, and (c) all of Dr. Pfeiffenberger’s outstanding equity awards subject to vesting solely based on the passage of time and Dr. Pfeiffenberger’s continued employment will become vested on the later of Dr. Pfeiffenberger’s termination date and the change in control.
Upon a termination of Dr. Pfeiffenberger’s employment for any reason other than without cause or resignation for good reason, including, but not limited to (i) termination for cause, (ii) resignation without good reason, (iii) termination as a result of Dr. Pfeiffenberger’s “disability” (as defined in the Pfeiffenberger Agreement) or death, then the Company’s obligation to Dr. Pfeiffenberger will be limited solely to the payment of accrued and unpaid base salary through the date of such termination of employment. All other compensation and benefits will cease at the time of such termination, except as otherwise provided by COBRA.
Osvaldo Flores, Ph.D.
In connection with our IPO, we entered into an executive employment agreement with Dr. Flores dated May 26, 2021, or the Flores Agreement. The Flores Agreement provided for an initial base salary of $557,000, an initial annual bonus opportunity equal to 50% of his base salary, and eligibility to participate generally in our employee benefit plans. The Flores Agreement provided for severance benefits upon a termination of Dr. Flores’ employment by us without “cause” (as defined in the Flores Agreement), or resignation by Dr. Flores for “good reason” (as defined in the Flores Agreement), subject to Dr. Flores’ execution of a general release of claims. The severance benefits included: (i) payment of any otherwise earned but unpaid annual bonus for the prior year, and (ii) continuation of Dr. Flores’ base salary and payment of Dr. Flores’ COBRA premiums by us for a period of 12 months. In addition, if such termination without “cause” or resignation for “good reason” had occurred within three months prior to or 12 months following a “change in control” (as defined in the Flores Agreement), then (a) the period of Dr. Flores’ salary continuation and COBRA premium subsidy would have been extended from 12 months to 18 months; (b) Dr. Flores would have received a lump sum payment in an amount equal to his target annual bonus for the calendar year in which the termination occurs, and (c) all of Dr. Flores’ outstanding equity awards subject to vesting solely based on the passage of time would vest in full on the later of Dr. Flores’ termination date and the change in control. In each case, the payment of severance benefits was conditioned on Dr. Flores’ execution of a release of claims.
On April 11, 2023, Dr. Flores stepped down from his roles as President and Chief Executive Officer, as part of a termination without cause under the Flores Agreement. In connection with Dr. Flores’ departure, we entered into a separation agreement with Dr. Flores dated April 28, 2023, or the Flores Separation Agreement. The Flores Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Dr. Flores set forth therein, provided for the following severance benefits: (i) monthly severance payments equal to one-twelfth of Dr. Flores’ base salary for a period of 12 months, or the Flores Severance Period; (ii) if Dr. Flores timely elects to continue his group health insurance pursuant to COBRA, reimbursement of
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EXECUTIVE COMPENSATION
Dr. Flores’ health insurance COBRA premiums for continuing his health care coverage and the coverage of his dependents who were covered as of his departure date for the Flores Severance Period; (iii) all vested stock options held by Dr. Flores as of April 12, 2023 shall remain exercisable until the earlier of (a) the third year anniversary of April 12, 2023 and (b) the original expiration date for each applicable stock option; and (iv) all unvested shares of restricted stock held by Dr. Flores continued to vest pursuant to their terms during a six-month advisory period beginning on April 12, 2023, any remaining unvested shares of restricted stock shall accelerate and vest in full.
Gregory Russotti, Ph.D.
In connection with our IPO, we entered into an executive employment agreement with Dr. Russotti dated May 26, 2021, or the Russotti Agreement. The Russotti Agreement provides for an initial base salary, an initial annual bonus opportunity, and eligibility to participate generally in our employee benefit plans. The Russotti Agreement also provides for severance benefits upon a termination of Dr. Russotti’s employment by us without “cause” (as defined in the Russotti Agreement), or resignation by Dr. Russotti for “good reason” (as defined in the Russotti Agreement), subject to Dr. Russotti’s execution of a general release of claims. The severance benefits are: (i) payment of all accrued and unpaid base salary, (ii) payment of any otherwise earned but unpaid annual bonus for the prior year, and (iii) continuation of Dr. Russotti’s base salary and payment of Dr. Russotti’s COBRA premiums by us for a period of nine months. In addition, if such termination without “cause” or resignation for “good reason” occurs within three months prior or 12 months following a “change in control” (as defined in the Russotti Agreement), then (i) the period of Dr. Russotti’s salary continuation and COBRA premium subsidy will be extended from nine months to 12 months; (ii) Dr. Russotti will receive a lump sum payment in an amount equal to his target annual bonus for the calendar year in which the termination occurs, and (iii) all of Dr. Russotti’s outstanding equity awards that are subject to vesting solely based on the passage of time will vest in full on the later of Dr. Russotti’s termination date and the change in control..
In April 2023, Dr. Russotti was promoted to interim Chief Executive Officer upon Dr. Flores’ departure. In connection with such promotion, we entered into a side letter to his employment agreement with Dr. Russotti dated April 12, 2023, or the Russotti Side Letter. Pursuant to the terms of the Russotti Side Letter, the term of Dr. Russotti’s service as Interim Chief Executive Officer continued until the Company successfully hired a new Chief Executive Officer, provided however, that we could terminate Dr. Russotti as Interim Chief Executive Officer and restore Dr. Russotti to his position as Chief Technology Officer at any time upon (i) hiring of a new President and Chief Executive Officer, or (ii) otherwise upon ten days’ written notice. Pursuant to the Russotti Side Letter, Dr. Russotti’s target cash bonus percentage would be calculated as a sum of the following under terms of the Side Letter: (i) 40% of Dr. Russotti’s base salary in effect as of immediately prior to April 11, 2023, multiplied by a fraction the numerator of which is the number of days in such calendar year that are not part of the term he served as interim Chief Executive Officer, and the denominator of which is 365, and (ii) 55% of the Base Salary applicable during the term served as interim Chief Executive Officer multiplied by a fraction the numerator of which is the number of days during the term he served as interim Chief Executive Officer and the denominator of which is 365. The Russotti Side Letter terminated in December 2023 upon the appointment of Dr. Pfeiffenberger’s as President and Chief Executive Officer.
Michael Diem, M.D.
In connection with our IPO, we entered into an executive employment agreement with Dr. Diem dated May 26, 2021, or the Diem Agreement. The Diem Agreement provided for an initial base, an initial annual bonus opportunity, and eligibility to participate generally in our employee benefit plans. The Diem Agreement also provided for severance benefits upon a termination of Dr. Diem’s employment by us without “cause” (as defined in the Diem Agreement), or resignation by Dr. Diem for “good reason” (as defined in the Diem Agreement), subject to Dr. Diem’s execution of a general release of claims. The severance benefits included: (i) payment of any otherwise earned but unpaid annual bonus for the prior year, and (ii) continuation of Dr. Diem’s base salary and payment of Dr. Diem’s COBRA premiums by us for a period of nine months. In addition, if such termination without “cause” or resignation for “good reason” had occurred within three months prior or 12 months following a “change in control” (as defined in the Diem Agreement), then (a) the period of Dr. Diem’s salary continuation and COBRA premium subsidy would have been extended from nine months to 12 months; (b) Dr. Diem would have received a lump sum payment in an amount equal to his target annual bonus for the calendar year in which the termination occurs, and (c) all of Dr. Diem’s outstanding equity awards subject to vesting solely based on the passage of time would vest in full on the later of Dr. Diem’s
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EXECUTIVE COMPENSATION
termination date and the change in control. In each case, the payment of severance benefits was conditioned on Dr. Diem’s execution of a release of claims.
In April 2023, the Board promoted Dr. Diem to Chief Financial Officer and On May 1, 2023, in recognition of Dr. Diem’s promotion to Chief Financial Officer, the Board approved an increase to Dr. Diem’s base salary from $482,700 to $500,000, and a 2023 annual bonus opportunity targeted at 45% of base salary.
On February 2, 2024, Dr. Diem resigned from his role Chief Financial Officer and on such date, we entered into a separation agreement with Dr. Diem, or the Diem Separation Agreement. The Diem Separation Agreement, in exchange for a release of claims and other agreements, acknowledgements and representations of Dr. Diem set forth therein, provided for the following severance benefits: (i) payment of Dr. Diem’s salary accrued to him through his last day of employment with us; (ii) reimbursement for any outstanding, reasonable business expenses that he incurred on our behalf through the termination of Dr. Diem’s employment; and (iii) all vested stock options held by Dr. Diem as of February 2, 2024 shall remain exercisable for nine months following February 2, 2024.
Adrienne Farid, Ph.D.
In connection with our IPO, we entered into an executive employment agreement with Dr. Farid dated May 26, 2021, or the Farid Agreement. The Farid Agreement provides for an initial base salary of $437,800, an initial annual bonus opportunity equal to 40% of her base salary, and eligibility to participate generally in our employee benefit plans. The Farid Agreement also provides for severance benefits upon a termination of Dr. Farid’s employment by us without “cause” (as defined in the Farid Agreement), or resignation by Dr. Russotti for “good reason” (as defined in the Farid Agreement), subject to Dr. Farid’s execution of a general release of claims. The severance benefits are: (i) payment of any otherwise earned but unpaid annual bonus for the prior year, and (ii) continuation of Dr. Farid’s base salary and payment of Dr. Farid’s COBRA premiums by us for a period of nine months. In addition, if such termination without “cause” or resignation for “good reason” occurs within three months prior or 12 months following a “change in control” (as defined in the Farid Agreement), then (a) the period of Dr. Farid’s salary continuation and COBRA premium subsidy will be extended from nine months to 12 months; (b) Dr. Farid will receive a lump sum payment in an amount equal to her target annual bonus for the calendar year in which the termination occurs, and (c) all of Dr. Farid’s outstanding equity awards that are subject to vesting solely based on the passage of time will vest in full on the later of Dr. Farid’s termination date and the change in control.
Proprietary Information and Assignment Agreements
We have entered into proprietary information and assignment agreements, or the Information Agreements, with all of our NEOs, that include customary prohibitions against competition with us and solicitation of our customers and employees, both during employment and for one year following any cessation of employment (for Dr. Flores and Dr. Pfeiffenberger) or for nine months following cessation of employment (for each of Dr. Diem, Dr. Russotti and Dr. Farid). The Information Agreements are incorporated by reference into the employment agreements and payment of any severance benefits under each executive’s employment agreement is conditioned on continued compliance with his or her Information Agreement.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2022, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
FUJIFILM Cellular Dynamics, Inc.
FUJIFILM Cellular Dynamics, Inc., or FCDI, is a holder of greater than 5% of our securities. Below are the transactions entered into between FCDI and us since January 1, 2022.
Master Collaboration Agreement
In October 2019, we entered into a Master Collaboration Agreement with FCDI, or the MCA, whereby FCDI agreed to provide certain services for us to develop and manufacture iPSCs and immune cells derived therefrom and in consideration, we agreed to make payments of at least $2.5 million per year to FCDI. The initial research plan covered the period from October 2019 through March 2022 and in July 2022, we amended the MCA to extend the term through September 2025. In 2022 and 2023, the Company made payments of $5.1 million and $5.2 million respectively, to FCDI under the MCA.
Manufacturing Agreement
In March 2021, we entered into a Manufacturing and Supply Agreement with FCDI, or the Manufacturing Agreement, pursuant to which FCDI will provide certain analytical testing, process and analytical development and manufacturing services to us with respect to clinical supply of our product candidates. In March 2021, in connection with our entry into the Manufacturing Agreement, we amended the Reprogramming License and Differentiation License, each of which are described in greater detail below. No payments were made under the Manufacturing Agreement in 2022 and we paid FCDI $67,756 under the Manufacturing Agreement in 2023.
License Agreements
Differentiation License
We are party to an exclusive license with FCDI, dated September 18, 2018, as amended, with respect to certain patents and know-how related to the differentiation of induced pluripotent stem cells, or IPSCs, into immune-effector cells in the field of cancer immunotherapeutics, or the Differentiation License. Under the Differentiation License, FCDI granted us an exclusive, fully paid-up, sublicensable, worldwide, excluding Japan, license under certain patent rights and know-how related to human iPSC to exploit cancer immunotherapy products consisting of cells that are or are modifications of NK cells, T cells, dendritic cells and macrophages derived from human iPSC, or FCDI Licensed Products. In return, we granted FCDI an exclusive, fully paid-up, sublicensable license under certain patents and know-how controlled by us to exploit FCDI Licensed Products for any cancer immunotherapy use in Japan or, with respect to any abandoned indication, worldwide, and a non-exclusive license to manufacture the FCDI Licensed Products for any cancer immunotherapy use worldwide until the termination of the Differentiation License. We also granted to FCDI a non-exclusive, sublicensable, worldwide license under certain manufacturing know-how developed by us under the Differentiation License or MCA for manufacturing and process development activities outside of the field of cancer immunotherapy for cells other than NK cells, T cells, dendritic cells and macrophages derived from human iPSC until the termination of the Differentiation License.
Under the Differentiation License, FCDI has an option, executable once a product candidate meets its primary endpoint(s) in a Phase 2 clinical trial, to exploit FCDI Licensed Products in Japan or, with respect to any abandoned indication, worldwide. If FCDI does not exercise its option, we will have the right to exploit FCDI Licensed Products in Japan, and we and FCDI will amend the Differentiation License as necessary to permit such exploitation. In consideration for the Differentiation License, we issued 2,980,803 shares of common stock to FCDI, which were exchanged for 2,980,803 shares of common stock in connection with the our corporate reorganization in 2021. No payments were made under the Differentiation License in 2022 or 2023.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Reprogramming License
We are party to a non-exclusive license with FCDI, also dated September 18, 2018, as amended, with respect to certain patents and know-how related to the reprogramming of human somatic cells to iPSCs in the field of cancer immunotherapeutics or the Reprogramming License. Under the Reprogramming License, FCDI granted us a non-exclusive, worldwide, excluding Japan, license under certain patent rights and know-how related to cell reprogramming of human cells to iPSCs to exploit FCDI Licensed Products within the field of cancer immunotherapeutics. Included within the rights granted to us under such license are rights sublicensed to us under certain patents owned by the Wisconsin Alumni Research Foundation, or WARF, relating to the “Thompson Factors” for reprogramming human cells to iPSCs, pursuant to a license agreement between FCDI and WARF, or the WARF License. In return, we granted FCDI a non-exclusive, fully paid up, sublicensable license to manufacture or practice developments made by us in Japan and to practice developments made by us to manufacture FCDI Licensed Products worldwide until the termination of the Reprogramming License. We also granted to FCDI a non-exclusive, sublicensable, worldwide license under certain developments made by us under the Reprogramming License to make, have made, use, have used, research and develop iPSCs for activities outside of the field of cancer immunotherapy, so long as such rights are not used in conjunction with any other technology to differentiate iPSCs into NK cells, T cells, macrophages, or dendritic cells.
Under the Reprogramming License, we agreed to pay FCDI low single-digit percentage royalty payments on net sales of FCDI Licensed Products, as required by the WARF License, until the expiration of the last-to-expire patent licensed thereunder, which is currently March 28, 2028. We also agreed to pay certain milestone payments to FCDI as required by the WARF License upon the achievement of certain development and commercial milestones up to an aggregate of $6 million per FCDI Licensed Product. No payments were made under the Reprogramming License in 2022 or 2023.
Autoimmune License
In September 2023, we and FCDI entered into a worldwide license agreement whereby FCDI will grant non-exclusive licenses to us for certain patent rights and know-how related to cell differentiation and reprogramming for the development and commercialization of iPSC-derived therapies for the treatment of inflammatory and autoimmune diseases, or the Autoimmune License. In addition, the Company and FCDI entered into an amendment to each of the Reprogramming License and the Differentiation License to expand the licenses related to the development and commercialization of IPSC-derived cancer immunotherapeutic to also include inflammatory and autoimmune diseases. Under the terms of these agreements, FCDI will be eligible to receive certain development and regulatory milestone payments as well as low single-digit royalties related to products developed in connection with such agreements. In consideration of entering into the Autoimmune License and amending each of the Reprogramming License and Differentiation License, we made an upfront payment to FCDI in the amount of $4.0 million. In addition, we paid FCDI a $1 million milestone fee pursuant to the Autoimmune License for filing of the IND for SLE for CNTY-101.
Letter Agreement
On January 7, 2022, we and FCDI entered into a letter agreement, or the Letter Agreement, which amends the Reprogramming License and the Differentiation License such that (i) the definition of Territory under each of the Reprogramming License and the Differentiation License, for purposes of the sublicenses under the Reprogramming License and the Differentiation License pursuant to the Company’s Research Collaboration and License Agreement with Bristol-Myers Squibb Company, or BMS, dated January 7, 2022, or the Collaboration Agreement, includes Japan, (ii) the licenses granted to us and our affiliates under the Reprogramming License and the Differentiation License are sublicensable to BMS, including with respect to Japan and (iii) BMS is not subject to grant-back and option provisions under the Reprogramming License.
Pursuant to the Letter Agreement, and in consideration for amending the Reprogramming License and the Differentiation License, we (i) paid to FCDI an upfront payment of $10 million, (ii) will pay to FCDI a percentage of any milestone payments received by us under the Collaboration Agreement in respect of achievement of development or regulatory milestones specific to Japan, and (iii) will pay to FCDI a percentage of all royalties received by the Company under the Collaboration Agreement in respect of sales of products in Japan.
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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Executive Officer and Director Compensation
Please see “Executive Compensation” and “Director Compensation” for information regarding the compensation of our directors and executive officers.
Employment Agreements
We have entered into employment agreements or offer letter agreements with certain of our executive officers that, among other things, provide for certain compensatory and change in control benefits, as well as severance benefits. For a description of these agreements with our NEOs, see the Section titled “Executive Compensation”-”Employment Agreements.”
Proprietary Information and Assignment Agreements
We have entered into the Information Agreements with all of our executive officers. For a description of these agreements with our NEOs, see the Section titled “Executive Compensation”-”Employment Agreements.”
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written Related Party Transaction Policy that governs the review and approval of related party transactions. This Related Party Transaction Policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Pursuant to the Related Party Transaction Policy, if we want to enter into a transaction with a related party or an affiliate of a related party, the Audit Committee will review the proposed transaction to determine, based on applicable rules of Nasdaq and the SEC, whether such transaction requires approval by the Audit Committee. If approval is required, the proposed transaction will be reviewed at the next regular meeting of the Audit Committee, and we may not enter into a related party transaction unless the Audit Committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. The Audit Committee will not approve or ratify a transaction with a related party unless it has determined, upon consideration of all relevant information, that the transaction is in, or not inconsistent with, the best interests of the Company or its stockholders.
Other than entry into the Letter Agreement, all of the transactions described under “Certain Relationships and Related Party Transactions” in this Proxy Statement occurred prior to or concurrently with the adoption of the Related Party Transaction Policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy. However, these transactions were reviewed and approved by our Board, and the Letter Agreement was reviewed and approved in accordance with our Related Party Transaction Policy.
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EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2023:
Plan Category	Number of securities to be issued upon exercise of outstanding options and other rights	Weighted- average exercise price of outstanding options and other rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	8,714,660(3)	$6.24	4,147,485(4)
Equity compensation plans not approved by security holders	—	—	—
Total	8,714,660	$6.24	4,147,485

(1)
Represents the weighted-average exercise price of outstanding stock options. This weighted-average exercise price does not reflect shares subject to outstanding RSUs.

(2)
Represents shares available for future issues under the 2021 Plan and 2021 Employee Stock Purchase Plan, or the 2021 ESPP . No new grants will be made under our 2018 Equity Incentive Plan. The 2021 Plan contains an “evergreen” provision, pursuant to which, on or about January 1 each year, the maximum number of shares reserved for issuance under the 2021 Plan is increased by a number equal to the lesser of (i) 5% of the shares of common stock issued and outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of common stock as determined by the Board. The 2021 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022, by the lesser (a) 1,128,42 shares of common stock, (b) 1% of the shares of common stock outstanding on the final day of the immediately preceding calendar year, and (c) such smaller number of shares as determined by the Board. The number in the table does not include the increases from January 1, 2024.

(3)
Does not include purchase rights accruing under the 2021 ESPP as of December 31, 2023, because the purchase rights (and, therefore, the number of shares to be purchased) will not be determined until the end of the purchase period on June 30, 2024. Subject to the number of shares remaining in the share reserve, the maximum number of shares purchasable by any participant in the 2021 ESPP during the purchase period beginning January 1, 2024 and ending on June 30, 2024 is 5,000.

(4)
Includes shares available for future issues under the 2021 ESPP and 2021 Plan. As of December 31, 2023, 1,019,241 shares of common stock were available for issuance under the 2021 ESPP and 3,128,244 shares of common stock were available for issuance under the 2021 Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of March 31, 2024 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (b) each NEO identified in the “Summary Compensation Table” above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.
The percentage of common stock outstanding is based on 64,924,616 shares of our common stock outstanding as of March 31, 2024. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of March 31, 2024 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Century Therapeutics, Inc., 25 North 38th Street, 11th Floor, Philadelphia, PA 19104.
NAME OF BENEFICIAL OWNER	SHARES BENEFICIALLY OWNED
	NUMBER OF SHARES	PERCENTAGE
Greater than 5% Stockholders
Versant Entities (1)	12,166,109	18.7%
FUJIFILM Cellular Dynamics, Inc. (2)	6,955,207	10.7%
Bayer World Investments B.V. (3)	12,675,838	19.5%
Entities Affiliated with Venrock Healthcare Capital Partners III, L.P. (4)	3,405,133	5.2%
FMR LLC (5)	3,612,551	5.6%
Named Executive Officers and Directors
Brent Pfeiffenberger, Pharm.D.	—	*
Gregory Russotti, Ph.D. (6)	729,387	1.1%
Osvaldo Flores, Ph.D. (7)	1,967,336	3.0%
Michael Diem (8)	469,114	*
Adrienne Farid, Ph.D (9)	547,412	*
Kimberly Blackwell, M.D. (10)	114,356	*
Cynthia Butitta (11)	138,680	*
Daphne Quimi (12)	22,080	*
Joseph Jimenez (13)	534,089	*
Timothy P. Walbert (14)	22,080	*
Alessandro Riva, M.D. (15)	114,356	*
Carlo Rizzuto, Ph.D. (16)	58,512	*
All executive officers and directors as a group (14 persons)	5,582,467	8.6%

*
Less than 1%

(1)
Based solely upon information set forth in a Schedule 13G/A filed on February 8, 2024. Consists of (i) 11,452,014 shares of common stock held by Versant Venture Capital VI, L.P., or Versant VI, and (ii) 714,095 shares of common stock held by Versant Vantage II GP-GP, LLC, or Versant II. Versant Ventures VI GP, L.P., or Versant VI GP LP, is the sole general partner of Versant VI and Versant Ventures VI GP-GP, LLC is the sole general partner of Versant VI GP LP and has voting and dispositive control over the shares held by Versant VI. Jerel Davis, Brad Bolzon, Tom Woiwode, Clare Ozawa, Kirk Nielsen and Robin Praeger, the managing directors of Versant Ventures VI GP-GP, LLC, may be deemed to possess voting and dispositive control over the shares held by Versant VI and may be deemed to have indirect beneficial ownership of the shares held by Versant VI but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. Versant Vantage II GP, L.P., or Versant II GP LP, is the sole general partner of Versant II and Versant Vantage II GP-GP, LLC is the sole general partner of Versant II GP LP and has voting and dispositive control over the shares held by Versant II. Dr. Davis, Mr. Bolzan, Mr. Woiwode, Ms. Owaza, Alex Mayweg and Ms. Praeger, the managing

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
directors of Versant Vantage II GP-GP, LLC, may be deemed to possess voting and dispositive control over the shares held by Versant II and may be deemed to have indirect beneficial ownership of the shares held by Versant II but disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interest therein, if any. The business address for each of Versant VI, Versant VI GP LP, Versant Ventures VI GP-GP, LLC, Versant II, Versant II GP LP and Versant Vantage II GP-GP, LLC is One Sansome Street, Suite 3630, San Francisco, CA 94104.
(2)
Based solely upon information set forth in a Schedule 13G filed on February 11, 2022. FCDI is an indirect, wholly owned subsidiary of FUJIFILM Holdings Corporation, which has sole voting and investment power over the Century shares held by FCDI. The address for FUJIFILM Holdings Corporation is 7-3, Akasaka 9-chome, Minato-ku, Tokyo 107-0052, Japan.

(3)
Based solely upon information set forth in a Schedule 13G filed on February 11, 2022. Bayer World Investments B.V. is a subsidiary of Bayer AG and voting and investment decisions with respect to these shares are made by Bayer AG’s Board of Management, which consists of Werner Baumann, Liam Condom, Serena Lin, Wolfgang Nickl, Stefan Oelrich, and Heiko Schipper. Each of Messrs. Baumann, Condon, Nickl, Oelrich, Schipper, and Ms. Lin disclaim beneficial ownership over the shares held by Bayer World Investments B.V. The address for Bayer World Investments B.V. is Bayer AG, Kaiser-Wilhelm-Allee 3, 51373 Leverkusen, Germany.

(4)
Based solely upon information set forth in a Schedule 13G filed on March 4, 2024. Consists of (i) 745,209 shares held by Venrock Healthcare Capital Partners III, L.P., or VHCP III; (ii) 74,555 shares held by VHCP Co-Investment Holdings III, LLC, or VHCP Co-Invest; and (iii) 2,585,369 shares held by Venrock Healthcare Capital Partners EG, L.P., or VHCP EG. VHCP Management III, LLC or VHCPM, is the sole general partner of VHCP III and the sole manager of VHCP Co-Invest. VHCPM EG is the sole general partner of VHC PEG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM and VHCPM EG. The address of each of these persons and entities is 7 Bryant Park, 23rd Floor, New York, NY 10018.

(5)
Based solely upon information set forth in a Schedule 13G/A filed on February 9, 2024. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Consists of (i) 277,721 shares of common stock and (ii) 358,295 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024, (iii) 93,371 shares of common stock held by the Gregory Russotti 2021 Family Trust. Christine Russotti and Mary Jane Laurer are trustees.

(7)
Consists of (i) 526,919 shares of common stock, (ii) 645,617 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024, (iii) 397,400 shares of common stock held by the NS Irrevocable Trust for Gabriel O. Flores dated April 30, 2021, or the NS Trust, and (iv) 397,400 shares of common stock held by the Flores Family Trust for Gabriel O. Flores dated October 27, 2016, or the Flores Trust. Dr. Flores is trustee of the NS Trust and Nancy Stone, Dr. Flores’ wife, is trustee of the Flores Trust. Dr. Flores disclaims beneficial ownership of the shares held by each of the NS Trust and the Flores Trust.

(8)
Consists of (i) 140,860 shares of common stock and (ii) 328,254 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(9)
Consists of (i) 84,071 shares of common stock and (ii) 463,341 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(10)
Consists of 114,356 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(11)
Consists of (i) 98,936 shares of common stock and (ii) 39,744 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(12)
Consists of 22,080 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(13)
Consists of (i) 494,345 shares of common stock and (ii) 39,744 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(14)
Consists of 22,080 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(15)
Consists of 114,356 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

(16)
Consists of 58,512 shares of common stock issuable pursuant to options that are exercisable within 60 days of March 31, 2024.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 37

ITEMS TO BE VOTED ON
PROPOSAL 1: ELECTION OF CLASS III DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2027
At the Annual Meeting, our stockholders will vote on the election of three Class III director nominees named in this Proxy Statement as directors, each to serve until our 2027 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Kimberly Blackwell, M.D., Joseph Jimenez and Brent Pfeiffenberger, Pharm.D. for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.
OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF KIMBERLY BLACKWELL, M.D., JOSEPH JIMENEZ AND BRENT PFEIFFENBERGER, PHARM.D.	✓
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 38

ITEMS TO BE VOTED ON
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024
The Audit Committee of the Board has appointed and engaged EY to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and our subsidiary for the 2024 fiscal year, and to perform audit-related services. EY has served as our independent registered public accounting firm since 2019.
Stockholders are hereby asked to ratify the Audit Committee’s appointment of EY as our independent registered public accounting firm for the 2024 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of EY to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholder ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of EY, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.
Representatives of EY are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.	✓
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 39

ITEMS TO BE VOTED ON
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
Background
We are incorporated in the State of Delaware. Recently, Delaware enacted legislation, effective August 1, 2022, that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL. Amended DGCL Section 102(b)(7) only permits exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but does not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Furthermore, the limitation on liability does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
Our Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board took into account the narrow class and type of claims that such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits the Board believes we would accrue providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.
Our Board balanced these considerations with our corporate governance guidelines and practices and determined that it is advisable and in the best interests of us and our stockholders to amend our Certificate of Incorporation to adopt amended DGCL Section 102(b)(7) and extend exculpation protection to our officers in addition to our directors. We refer to this proposed amendment to our Certificate of Incorporation as the “Charter Amendment” herein.
Text of Proposed Charter Amendment
Our Certificate of Incorporation currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers. To ensure we are able to attract and retain key officers and in an effort to reduce litigation costs associated with frivolous lawsuits, we propose to amend our Certificate of Incorporation to add new Article XI, which would state:
“Article XI — Limitation of Liability
To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article XI, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).
Any amendment, repeal or modification of this Article XI by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.”
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 40

ITEMS TO BE VOTED ON
The proposed Certificate of Amendment to the Certificate of Incorporation, or the Certificate of Amendment, reflecting the foregoing Charter Amendment is attached as Exhibit A to this Proxy Statement.
Reasons for the Proposed Charter Amendment
The Board believes it is appropriate for public companies in states that allow exculpation of officers to have exculpation clauses in their certificates of incorporation. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect our peers to adopt exculpation clauses that limit the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer to us.
For the reasons stated above, on March 13, 2024, the Board determined that the proposed Charter Amendment is advisable and in the best interest of us and our stockholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting. The Board believes the proposed Charter Amendment would better position us to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability.
Additionally, the Charter Amendment would align the protections for our officers with those protections currently afforded to our directors.
The proposed Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.
Timing and Effect of the Charter Amendment
If the proposed Charter Amendment is approved by our stockholders, it will become effective immediately upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which we expect to file promptly after the Annual Meeting. Other than the proposed addition of Article XI, the remainder of our Certificate of Incorporation will remain unchanged after effectiveness of the Charter Amendment. If the proposed Charter Amendment is not approved by our stockholders, our Certificate of Incorporation will remain unchanged. In accordance with the DGCL, the Board may elect to abandon the proposed Charter Amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, notwithstanding stockholder approval of the proposed Charter Amendment.
If a quorum is present, the affirmative vote of a majority of all of our issued and outstanding shares of common stock entitled to vote is required for approval of the proposed Charter Amendment. Abstentions and broker non-votes will have the effect of voting against this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
✓
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 41

ITEMS TO BE VOTED ON
PROPOSAL 4: ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO APPROVE THE IMMEDIATELY PRECEDING PROPOSAL.
In the event that the number of shares of common stock present virtually or represented by proxy at the Annual Meeting and voting “FOR” the adoption of the Certificate of Amendment in Proposal 3 are insufficient to approve such proposal, we may move to adjourn the Annual Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposal. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the Annual Meeting.
For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of any such proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE ANNUAL MEETING TO APPROVE THE IMMEDIATELY PRECEDING PROPOSAL.
✓
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 42

OTHER INFORMATION
OTHER MATTERS
The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting, other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2025 Annual Meeting of Stockholders must submit a proposal that is received at our principal executive offices no later than December 26, 2024, which is the 120th day prior to the first anniversary we released this Proxy Statement to our stockholders for the 2024 Annual Meeting of Stockholders. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Secretary) to our Secretary at Century Therapeutics, Inc., 25 North 38th Street, 11th Floor, Philadelphia, PA 19104. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.
Stockholders intending to present a proposal or nominate a director for election at our 2025 Annual Meeting of Stockholders without having the proposal or nomination included in our Proxy Statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that the Secretary of the Company receive the proposal or nomination no earlier than the close of business on the 120th day, and no later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting. Accordingly, for our 2025 Annual Meeting of Stockholders, our Secretary must receive the proposal or nomination no earlier than February 20, 2025 and no later than the close of business on March 22, 2025. However, if we change the date of the 2025 Annual Meeting of Stockholders by more than 30 days before or 60 days after the anniversary of this year’s Annual Meeting, stockholder proposals must be received no later than the close of business on the later of the 90th day prior to the scheduled date of the meeting and the tenth day following the day on which public notice of the meeting was first made. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 25, 2025.
STOCKHOLDER COMMUNICATIONS TO THE BOARD
Stockholders and other interested parties may communicate with the Board by writing to the Secretary, Century Therapeutics, Inc., 25 North 38th Street, 11th Floor, Philadelphia, PA 19104. Communications intended for a specific director or directors should be addressed to their attention to the Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Secretary, in his or her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 43

OTHER INFORMATION
AVAILABILITY OF MATERIALS
Our 2023 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the Internet at www.centurytx.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock, without charge, upon written request to Chief Financial Officer, Century Therapeutics, Inc., 25 North 38th Street, 11th Floor, Philadelphia, PA 19104. In addition, it is available to beneficial and record holders of our common stock at www.astproxyportal.com/ast/24419.
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | 44

Exhibit A
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION OF
CENTURY THERAPEUTICS, INC.
Century Therapeutics, Inc. (the “Corporation”), a corporation organized and existing under the provisions of the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that:
1.
The name of this corporation is Century Therapeutics, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 2021. Pursuant to Section 242 of the DGCL, this Certificate of Amendment (this “Amendment”) amends certain provisions of the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”).

2.
This Amendment has been approved and duly adopted by the Corporation’s Board of Directors and stockholders in accordance with the provisions of Section 242 of the DGCL.

3.
The Charter is hereby amended by adding a new Article XI, which would state:

Article XI
Limitation of Liability
To the fullest extent permitted by the DGCL, an Officer (as defined below) of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as an officer of the Corporation, except for liability (a) for any breach of the Officer’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any transaction from which the Officer derived an improper personal benefit, or (d) arising from any claim brought by or in the right of the Corporation. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Officers, then the liability of an Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. For purposes of this Article XI, “Officer” shall mean an individual who has been duly appointed as an officer of the Corporation and who, at the time of an act or omission as to which liability is asserted, is deemed to have consented to service of process to the registered agent of the Corporation as contemplated by 10 Del. C. § 3114(b).
Any amendment, repeal or modification of this Article XI by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as an Officer at the time of such amendment, repeal or modification.
4.
All other provisions of the Charter shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank]
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | A-1

Exhibit A
IN WITNESS WHEREOF, this Certificate of Amendment to the Certificate of Incorporation has been executed by a duly authorized officer of this Corporation on this [   ] day of [           ], 2024.
CENTURY THERAPEUTICS, INC.
By:

Brent Pfeiffenberger, Pharm.D.
President and Chief Executive Officer
Notice of Annual Meeting of Stockholders and 2024 Proxy Statement | A-2

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20330300300000001000 9 062024 COMPANY NUMBER ACCOUNT NUMBER MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ANNUAL MEETING OF STOCKHOLDERS OF CENTURY THERAPEUTICS, INC. June 20, 2024 1. Election of Class III directors for a three year term expiring in 2027: O Kimberly Blackwell, M.D. O Joseph Jimenez O Brent Pfeiffenberger, Pharm.D. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/24419 2. Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for 2024. 3. Approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (the "Charter Amendment Proposal"). 4. Approval of adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the Charter Amendment Proposal. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 CENTURY THERAPEUTICS, INC. Proxy for Annual Meeting of Stockholders on June 20, 2024 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Brent Pfeiffenberger, Pharm.D. and Douglas Carr, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Century Therapeutics, Inc., to be held on Thursday, June 20, 2024, at 9:00 a.m. Eastern Time, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side) 1.1